EXHIBIT A
                                                LIMITED PARTNERSHIP AGREEMENT
                            BROWN-BENCHMARK PROPERTIES LIMITED PARTNERSHIP

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                                                              TABLE OF CONTENTS

                                                                                                                          Page
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     Preliminary Statement               ...................................................................................  A-3
     Article I - Defined Terms                   ...........................................................................  A-3
     Article II - Name; Purpose; Term and Certificate                     .................................................. A-10
         Section 2.1 Name; Formation                  ...................................................................... A-10
         Section 2.2 Place of Registered Office                 ............................................................ A-10
         Section 2.3 Purpose                 ............................................................................... A-10
         Section 2.4 Term                ................................................................................... A-10
         Section 2.5 Recording of Certificate                 .............................................................. A-10
     Article III - Partners; Capital                    .................................................................... A-10
         Section 3.1 General Partners; Assignor Limited Partner; Subordinated Limited Partners .........  ................   A-10
Section 3.2 Unitholders                  ................................................................................... A-11
         Section 3.3 Partnership Capital                  .................................................................. A-11
         Section.3.4 Liability of Partners and Unitholders                    .............................................. A-12
     Article IV - Allocations, Distributions and Applicable Rules                     .....................................  A-12
         Section 4.1 Allocation of Profit or Loss from a Sale                    ........................................... A-12
         Section 4.2 Distribution of Net Proceeds from a Refinancing or Sale                           ...................   A-13
         Section 4.3 Distribution of Net Cash Flow and Allocation of Profit and Loss from
            Operations                   ................................................................................... A-13
         Section 4.4 Liquidation or Dissolution                   .......................................................... A-14
         Section 4.5 General and Special Rules                   ........................................................... A-14
     Article V - Rights, Powers and Duties of Partners                       ............................................... A-17
         Section 5.1 Management and Control of the Partnership; Tax Matters Partner                         .................A-17
Section 5.2 Authority of General Partners                     .............................................................. A-18
         Section 5.3 Authority of Limited Partners                     ..................................................... A-21
         Section 5.4 Restrictions on Authority                    .......................................................... A-21
         Section 5.5 Authority of Partners and Affiliated Persons to Deal with Partnership   ................................A-22
Section 5.6 Duties and Obligations of the General Partners                      ...........................................  A-23
         Section 5.7 Compensation of General Partners                      ................................................. A-24
         Section 5.8 Other Businesses of Partners                     ...................................................... A-24
         Section 5.9 Liability of General Partners and Affiliates to Limited Partners or
            Unitholders                      ............................................................................... A-24
         Section 5.10 Indemnification                       ................................................................ A-25
     Article VI - Transferability of a General Partner's Interest                            ..............................  A-25
         Section 6.1 Removal, Voluntary Retirement or Withdrawal of a General Partner;
            Transfer of Interests                       .................................................................... A-25
         Section 6.2 Election and Admission of Successor or Additional General Partners  ....................................A-26
         Section 6.3 Events of Withdrawal of a General Partner                        .....................................  A-26
         Section 6.4 Liability of a Withdrawn General Partner                        ......................................  A-27
         Section 6.5 Valuation of Partnership Interest of a General Part                              ....................   A-27
     Article VII - Assignment of Assignee Units to Unitholders; Transferability of Limited
         Partner Interests and Units                         ............................................................... A-27
         Section 7.1 Assignments of the Assignee Units to Unitholders                        ..............................  A-27
         Section 7.2 Transferability of Units                        ....................................................... A-29
         Section 7.3 Death Bankruptcy or Adjudication of Incompetence of a Unitholder or a
            Limited Partner                        ......................................................................... A-29
         Section 7.4 Effective Date                       .................................................................. A-30
         Section 7.5 Substitute Limited Partners                         ................................................... A-30
         Section 7.6 Retirement or Withdrawal of a Limited Partner                          ...............................  A-30
     Article VIII - Dissolution, Liquidation and Termination of the Partnership                           ...............    A-30

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      Section 8.1 Events Causing Dissolution                   ............................................................. A-30
      Section 8.2 Liquidation                   ............................................................................ A-31
      Section 8.3 Capital Contribution Upon Dissolution                     ................................................ A-31
   Article IX - Certain Payments to the General Partners and Affiliates                         ............................ A-32
      Section 9.1 Reimbursement of Certain Costs and Expenses of the General Partners and
         Affiliates                  ....................................................................................... A-32
      Section 9.2 Fees                   ................................................................................... A-33
   Article X - Books and Records; Bank Accounts; Reports                      .............................................. A-33
      Section 10.1 Books and Records                   ..................................................................... A-33
      Section 10.2 Bank Accounts                   ......................................................................... A-34
      Section 10.3 Reports                   ............................................................................... A-34
      Section 10.4 Federal Tax Elections                    ................................................................ A-35
   Article XI - Meetings of Unitholders                      ............................................................... A-36
      Section 11.1 Calling Meetings                   ...................................................................... A-36
      Section 11.2 Notice; Procedure                    .................................................................... A-36
      Section 11.3 Right to Vote                    ........................................................................ A-36
      Section 11.4 Proxies; Rules                    ....................................................................... A-36
   Article XII - General Provisions                      ................................................................... A-36
      Section     12.1 Appointment of Administrative General Partner as Attorney-in-Fact       ............................  A-36
      Section     12.2 Waiver of Partition                  ................................................................ A-37
      Section     12.3 Notification                ......................................................................... A-37
      Section     12.4 Word Meanings                ........................................................................ A-37
      Section     12.5 Binding Provisions                ................................................................... A-37
      Section     12.6 Applicable Law              ......................................................................... A-37
      Section     12.7 Counterparts                                   ...........:................. ........................ A-37
      Section     12.8 Separability of Provisions                ........................................................... A-38
      Section     12.9 Paragraph Titles               ...................................................................... A-38
      Section 12.10 Entire Agreement                   ..................................................................... A-38
      Section 12.11 Amendments                   ........................................................................... A-38
   Signatures                 .............................................................................................. A-39
   Schedule A                 .............................................................................................. A-41
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                                 BROWN-BENCHMARK PROPERTIES LIMITED PARTNERSHIP
                                               AGREEMENT OF LIMITED PARTNERSHIP

                              PRELIMINARY STATEMENT
                         THIS AGREEMENT OF LIMITED PARTNERSHIP, dated as of June
                     1, 1987, is by and among Brown-Benchmark AGP, Inc., a Maryland corporation, as the Administrative General Partner, Benchmark Equities, Inc., an Ohio corporation, as the Development General Partner, Realty Associates 1987 Limited Partnership, a Maryland limited partnership, and Benchmark Communities, Inc., an Ohio corporation, as Subordinated Limited Partners, and Brown-Benchmark Holding Co., Inc., a Maryland corporation, as the Assignor Limited Partner.
                         WHEREAS, the General Partners, the Subordinated Limited
                     Partners, and the Assignor Limited Partner desire to form Brown-Benchmark Properties Limited Partnership (the "Partnership"), purse- ant to the Delaware Revised Uniform Limited Partnership Act.
                         NOW, THEREFORE, in consideration of the mutual promises
                     made herein, the parties hereto, intending to be legally bound hereby agree as follows:

                                                                   ARTICLE I
                                                               DEFINED TERMS
                         The defined terms used in this Agreement shall,  unless
                     the context otherwise requires, have the meanings specified in this Article I.
                         "Accountants" means such nationally  recognized firm of
                     independent certified public accountants as shall be engaged from time to time by the General Partners on behalf of the Partnership.
                         "Acquisition Expenses" means expenses,  including,  but
                     not  limited  to,  legal  fees  and  expenses,  travel  and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of investments, whether or not acquired.
                         "Acquisition  Fees"  means  the  total  of all fees and
                     commissions paid by any party in connection with the selection, purchase or development of, or investment in, any Property by the Partnership, including, without limitation, any real estate commission, selection fee, non-recurring management fee, development fee, or any fee of a similar nature, however designated.
                        "Act" means the Delaware Revised Uniform Limited
                    Partnership Act (6 DEL.C.ss.17-101 et. seq.)
                     as amended or modified from time to time.
                         "Additional  General  Partner"  means any Person who is
                     admitted as an Additional General Partner of the Partnership, under the provisions of Article VI, after the date of this Agreement.
                         "Adjusted Capital Balance" of a Partner or a Unitholder
                     means the Capital Contribution of the Partner or the Assignor Limited Partner made on behalf of a Unitholder, less any Net Proceeds of Sale or Refinancing actually distributed to the Partner or Unitholder (other than that portion, if any, which is payment of an unpaid Cumulative Return), as provided in Article IV herein, at the time of reference thereto.
                         "Administrative  General Partner" means Brown-Benchmark
                     AGP, Inc., a Maryland corporation, or any Person who is designated as an Administrative General Partner in the Schedule at the time in question.
                         "Affiliate"  or "Affiliated  Person"  means,  when used
                     with reference to a specified Person (i) any Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person, (ii) any Person who is an officer, partner, or trustee of, or serves in a similar capacity with respect to, the specified Person, or any Person of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the

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                      specified  Person,  or any  Person of which the  specified
                      Person is directly or indirectly the owner of 5% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest, and (iv) any Family Member of the specified Person.
                           "Agreement" means this Limited Partnership  Agreement
                      as  originally  executed and as amended from time to time,
                      as  the  context   requires.   Words  such  as   "herein,"
                      "hereinafter,"    "hereof,"    "hereto,"    "hereby"   and
                      "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole unless the context otherwise requires.
                            "Assigned  Limited  Partnership  Interest"  means  a
                      Partnership  Interest  which is credited  to the  Assignor
                      Limited   Partner   on  the  books  and   records  of  the
                      Partnership in respect of a purchase of one Unit by a Unitholder. Each Assigned Limited Partnership Interest
                      represents   a   contribution   to  the   capital  of  the
                      Partnership equal to $25.
                           "Assignee  Units" means the ownership  interests of a
                      Unitholder in the Partnership at any particular time, including the right of such Unitholder to any and all benefits to which a Unitholder may be entitled as provided
                      in  this  Agreement.   The  ownership   interests  of  the
                      Unitholders in the Partnership are sometimes referred to herein as "Units".
                           "Assignor  Limited  Partner"  means   Brown-Benchmark
                      Holding Co., Inc. which will (i) own any Assigned Limited Partnership Interests issued pursuant to Sections 3.2 and
                      7.1 hereof, and (ii) transfer and assign to those Persons who acquire Units all of its rights and interest in Assigned Limited Partnership Interests in accordance with Sections 3.2 and 7.1 hereof.
                           "Benchmark  Homes,  Inc." means an  Affiliate  of the
                      Development General Partner that will perform certain services for the Partnership pursuant to the Development Agreements, as more fully described in the Prospectus.
                           "Capital  Account"  means  (i) the  separate  account
                      maintained  and  adjusted  on the books and records of the
                      Partnership   for  each  Partner  and  (ii)  the  separate
                      subaccount of the Capital Account of the Assignor Limited Partner maintained and adjusted for each Unitholder. Each Partner's and Unitholder's Capital Account is credited with his Capital Contributions and his distributive share of Partnership Profit (including tax-exempt income and gain (or item thereof)). Each Partner's or Unitholder's Capital Account is debited with the cash and the fair market value of any property distributed to him (net of liabilities assumed by such Partner or Unitholder and
                      liabilities   to  which  such   distributed   property  is
                      subject), his distributive share of Partnership Loss (and deduction (or item thereof)), and his distributive share
                      of   Partnership   expenditures   described   in   Section
                      705(a)(2)(B) of the Code (including losses disallowed under Section 267(a)(1) or 707(b) of the Code, and Section 709(a) syndication expenditures applied to reduce the Capital Accounts of the Partners or Unitholders to whom
                      such   expenditures   are   allocable  at  the  time  such
                      expenditures  are paid or  incurred).  Each  Partner's and
                      Unitholder's   Capital  Account  shall  also  be  adjusted
                      pursuant to Sections 4.4 and 4.5 hereof and as required by the Income Tax Regulations for Section 704 of the Code. Any questions concerning a Partner's or Unitholder's Capital Account shall be resolved by the General Partners
                      in  their  reasonably   exercised   discretion,   applying
                      principles   consistent   with  this   Agreement  and  the
                      regulations promulgated under Section 704 of the Code in order to assure that all allocations herein will have substantial economic effect or will otherwise be respected for income tax purposes. For purposes of this paragraph, a Partner or Unitholder who has more than one Partnership Interest or Unit, as the case may be, shall have a single Capital Account that reflects all of his Partnership Interests and Units, regardless of the class of Interests owned (e.g., general or limited) and regardless of the time or manner in which the Partnership Interests and Units were acquired.
                           "Capital Contribution" means the total amount of cash
                      and the fair market value of any other assets contributed to the Partnership by a Partner (net of liabilities assumed by the Partnership and liabilities to which any such contributed assets are subject) and, with respect to a Unitholder, the Capital Contribution of the Assignor
                      Limited   Partner  made  on  behalf  of  such   Unitholder
                      (assuming   no  volume   purchase   reduction  of  selling
                      commissions). Any reference in this Agreement to the Capital Contribution of a then-Partner or Unitholder shall include a Capital Contribution previously made by any prior Partner or Unitholder for the Interest or Unit of such then-Partner or then-

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                      Unitholder,  except to the extent that all or a portion of the Interest or Unit of any prior Partner or Unitholder shall have been terminated and the portion so terminated not transferred to a successor Partner or Unitholder.
                          "Cash  Flow  Deficit  Guaranty  Agreement"  means that
                      certain agreement to be entered into by the Partnership pursuant to which Benchmark Communities, Inc.and Daniel P. Riedel will agree to fund any Partnership Operating Deficits under the following terms and conditions: (a) the Cash Flow Deficit Guaranty Agreement will cover Operating Deficits until a period ending two years after the date of final completion of development of the last phase of the last Property to be developed; (b) the funding obligation will be limited to $750,000, in the aggregate at any one time; and (c) any payments made under the Cash Flow Deficit Guaranty Agreement will be deemed a non-interest bearing loan to the Partnership, which will be repaid as provided in Article IV.
                          "Certificate"   means  the   Certificate   of  Limited
                      Partnership establishing the Partnership, as filed with the office of the Secretary of State of the State of Delaware on or about the date of this Agreement, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.
                          "Code"  means the Internal  Revenue  Code of 1986,  as
                      amended  (or any  corresponding  provision  of  succeeding law).
                          "Consent   of  the   Unitholders"   shall   mean   the
                      affirmative vote of Unitholders owning more than 50% (or such greater percentage if required by law) of the outstanding Units.
                          "Controlling   Person"  of  any  General   Partner  or
                      Affiliate thereof means any person who (a) performs functions for a General Partner or Affiliate similar to those of (i) a Chairman or member of the Board of Directors, (ii) executive management, such as a President, or a Vice-President, Secretary or Treasurer, or (iii) senior management; or (b) holds a 5% or more equity interest in the General Partner or Affiliate, or has the power to direct or cause the direction of the General Partner, or Affiliate, whether through the ownership of voting securities, by contract or otherwise.
                          "Cumulative     Return"    means    the    cumulative,
                      non-compounded annual return equal to 10% of the Adjusted Capital Balance of each Unitholder commencing on the closing date of the sale of the Units to such Unitholder. The Cumulative Return shall be determined on an annual basis, according to the fiscal year of the Partnership. At the time of a Sale or Refinancing, if any portion of the Cumulative Return of a Unitholder has not been paid from Net Cash Flow, such unpaid portion will be added to the Unitholder's priority distribution from the Net Proceeds of Sale or Refinancing, all as more fully set forth in
                      Article IV.
                          "Deferred  Land  Payment"  means the $200,000  payment
                      with respect to the acquisition of the land for each of Property I and Property II as more fully set forth in the Prospectus (and compound interest accruing thereon at a per annum rate of 9.5%) that has been deferred under the Land Acquisition Agreements pertaining to Property I and Property II and which will be paid to Bench- mark Homes, Inc. from the Net Proceeds of Sale or Refinancing, all as more fully set forth in Article IV.
                          "Development Agreements" means those certain
                      agreements entered into by the Partnership and Benchmark Homes, Inc. pursuant to which Benchmark Homes, Inc. will construct the Properties for and on behalf of the Partnership.
                          "Development    General   Partner"   means   Benchmark
                      Equities, Inc., or any Person who is designated as a Development General Partner in the Schedule at the time of reference thereto.
                          "Entity"  means  any  general   partnership,   limited
                      partnership, corporation, joint venture, trust, estate, business trust, cooperative, association or other legal form of organization.
                          "Escrow Agent" means  Mercantile-Safe  Deposit & Trust
                      Company, or such other escrow agent chosen by the General Partners to hold funds from Persons who have subscribed to become Unitholders pending the assignment of Assignee Interests to them.


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                           "Family   Member"   means,   with   respect   to  any
                      individual, his spouse, brothers, sisters, ancestors, and descendants.
                           "Front-End  Fees" means fees and expenses paid by any
                      Person for any services rendered during the organization or acquisition phase of the Partnership, including the
                      Organization   and   Start-Up   Fee,   the   Offering  and
                      Promotional Expenses Reimbursement Allowance, the Selling Commissions, the Acquisition Expenses, the Acquisition Fees, fees paid to the General Partners and Affiliates in connection with refinancing, and any other similar fees.
                           "General  Partner"  means any Person  designated as a
                      General Partner in the Schedule and any Person who becomes a Successor or Additional General Partner as provided herein, in each such Person's capacity as a General Partner of the Partnership.
                           "Gross  Proceeds of the Offering" means the aggregate
                      of the proceeds from the sale of Units in the Offering, which amount is equal to the total of all Capital Contributions of the Unitholders.
                           "Guaranties of Timely and Lien-Free Completion" means
                      those certain agreements to be entered into by the Partnership pursuant to which Benchmark Communities, Inc.
                      and  Daniel  P.  Riedel  will   guaranty  the  timely  and
                      lien-free completion of the development of each Property under the applicable Development Agreement.
                           "Interest" or "Partnership Interest" means the entire
                      ownership  interest  (which may be  segmented  into and/or
                      expressed  as  a  percentage  of  various   rights  and/or
                      liabilities) of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in the Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act.
                           "Interest  Income"  means  interest  income under the
                      Purchase Money Financing with respect to an installment or other deferred Sale.

                           "Interest Income Cash" means Net Proceeds from a Sale
                      attributable to an installment or other deferred Sale.

                           "Interim    Investments"    means   the    short-term
                      investments made with the Net Proceeds of the Offering until such Net Proceeds of the Offering are disbursed for acquisition and development of the Properties.
                           "Land  Acquisition  Agreements"  means those  certain
                      agreements to be entered into by the Partnership and Benchmark Homes, Inc., pursuant to which the Partnership will acquire from Benchmark Homes, Inc. the parcels of land upon which will be constructed the Properties.
                           "Limited  Partner" means any Person who is designated
                      as a Limited Partner on the books and records of the Partnership at the time of reference thereto, in each such Person's capacity as a Limited Partner of the Partnership.
                           "Limited Partnership Interest" means the ownership of
                      the Assignor Limited Partner and all other Limited Partners in the Partnership.
                           "Limited  Partnership Interest Percentage" in respect
                      of any Unitholder means the percentage obtained by converting to a percentage the fraction having the number of Assignee Units owned by such Unitholder as its numerator and having the number of Assignee Units owned by all Unitholders at the time of reference thereto as its denominator.
                           "Majority  Vote of the  Unitholders"  shall  mean the
                      affirmative vote of Unitholders owning more than 50% (or such greater percentage if required by law) of the outstanding Units.
                           "Marketing  Expenses" means the amount  reimbursed to
                      the Property Manager for costs and expenses incurred in marketing the Properties to prospective tenants, which amount shall not exceed $100,000 for any Property.
                           "Maximum  Offering  Amount" means the total amount of
                      $12,500,000 in Gross Proceeds of the Offering.

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                          "Minimum Gain" means with respect to each  nonrecourse
                      liability  of  the  Partnership  and  subject  to  certain
                      adjustments     pursuant     to     Income     Tax    Reg.
                      ss.1.704-1(b)(4)(iv)(c),  the amount of gain (of  whatever
                      character),   if  any,  that  would  be  realized  by  the
                      Partnership,  if the Partnership disposed of (in a taxable
                      transaction)  any  of  the  Properties   subject  to  such
                      liability in full satisfaction of the liability. For this purpose, only the portion of the Property's adjusted basis allocated to nonrecourse liabilities of the Partnership shall be taken into account.
                          "Minimum Offering Amount" means the amount of
                      $8,000,000 in Gross Proceeds of the Offering.
                          "Net Cash  Flow"  means,  with  respect  to any fiscal
                      period, the excess, if any, of (i) all cash funds derived from the operations of the Partnership during such period, including the yield from the Interim Investments and excess cash reserves deemed distributable by the General Partners pursuant to Section 3.3E hereof, over (ii) all cash disbursed in the operations of the Partnership during such period, including cash used to pay, or establish
                      reasonable   reserves  for,  operating   expenses,   fees,
                      commissions, debt service and loan repayments (except for repayment of advances under the Cash Flow Deficit Guaranty
                      Agreement),     improvements,    repairs,    replacements,
                      contingencies and anticipated obligations, but without regard to amortization and depreciation. Net Cash Flow shall not include amounts distributed under Sections 4.1 or 4.2 hereof.
                          "Net Proceeds of the Offering" means the Gross
                         Proceeds of the Offering less the Selling Commis-
                      sions, the Organization and Start-Up Fee, and the
                      Offering and Promotional Expenses Reimbursement Allowance.
                           "Net  Proceeds  from a  Refinancing"  means the gross
                      proceeds to the Partnership of any Refinancing, less any amounts deemed necessary by the General Partners to be allocated to the establishment of reserves, the payment of any debts and liabilities of the Partnership to creditors (except for repayment of advances under the Cash Flow Deficit Guaranty Agreement and payment of the Deferred Land Payments), and the payment of any reasonable expenses or costs associated with the Refinancing, including but not limited to, fees, points, or commissions paid to any unaffiliated Persons.
                          "Net Proceeds from a Sale" means the gross proceeds to
                      the Partnership of any Sale, less any amounts deemed necessary by the General Partners to be allocated to the establishment of reserves, the payment of any debts and liabilities of the Partnership to creditors (except for repayment of advances under the Cash Flow Deficit Guaranty Agreement and payment of the Deferred Land Payments), and the payment of any reasonable expenses or costs associated with the Sale, including but not limited to, fees or real estate brokerage commissions paid to any unaffiliated Persons.
                           "Net Proceeds of Sale or  Refinancing"  means the Net
                      Proceeds from a Sale or Net Proceeds from a Refinancing, as the case may be.
                          "Notification"   means  a  writing,   containing   the
                      information required by this Agreement to be communicated to any Person, sent or delivered to such Person in accordance with the provisions of Section 12.3 of this Agreement.
                          "Offering"  means the offering and sale of Units for a
                    minimum of $8,000,000 and a maximum of $12,500,000, as more fully described in the Prospectus.
                          "Offering  and  Promotional   Expenses   Reimbursement
                      Allowance" means the allowance paid to the Administrative General Partner equal to 2.5% of the Gross Proceeds of the
                      Offering,   payable  at  the  time  the   Unitholders  are
                      recognized as such on the books of the Partnership.
                          "Operating  Deficit" means, with respect to any fiscal
                      period, the excess, if any, of (i) all cash disbursed in the operations of the Partnership during such period, including cash used to pay, or establish reasonable reserves for, operating expenses, fees, commissions, debt
                      service  and  loan  repayments,   improvements,   repairs,
                      replacements, contingencies and anticipated obligations, but without regard to amortization and depreciation over
                      (ii) all cash funds derived from the operations of the Partnership during such period, including the yield from the Interim Investments and excess cash reserves deemed distributable by the General Partners pursuant to Section 3.3E hereof, but excluding Net Proceeds of Sale or Refinancing.
                          "Organization and Start-Up Fee" means the fee equal to
                     5.0%  of  Gross  Proceeds  of  the  Offering  paid  to  the
                     Administrative   General   Partner  for   services  to  the
                     Partnership in preparing the structure of the  Partnership,
                     consulting   with  various   professionals   regarding  the
                     organization  of  the  Partnership,   and  supervising  and
                     reviewing the preparation of all documents, filings and other instruments related to the Partnership; payable at the time the Unitholders are recognized as such on the books of the Partnership.
                         "Partner" means any General Partner or Limited Partner.
                          "Partnership"  means the limited partnership formed in
                     accordance  with this Agreement by the parties  hereto,  as
                     said  limited   partnership   may  from  time  to  time  be
                     constituted.
                          "Partnership Property" means all or any portion of the
                     assets owned or to be owned by the Partnership, including the Properties and all incidental personal property.
                          "Person" means any individual or Entity.
                          "Profit" and "Loss" means  taxable  income and taxable
                     loss of the Partnership for federal income tax purposes, determined as of the close of the Partnership's tax year, including, where the context requires, related federal income tax items such as capital gain or loss, tax
                     preferences,   investment  interest,   depreciation,   cost
                     recovery,   depreciation   recapture,   and  cost  recovery
                     recapture. Except as otherwise provided herein, each item of income, gain, loss, deduction, preference or recapture entering into the computation of Profit or Loss hereunder shall be allocated to each Partner in the same proportion as Profit and Loss are allocated.
                          "Properties"  mean the apartment  projects in Ohio, as
                     described in the Prospectus, which are to be acquired, developed, owned and operated by the Partnership, including all replacements thereto and all personal property which is used in connection therewith. One of the Properties may herein be referred to as a "Property".
                          "Property Manager" means Benchmark Properties, Inc. or
                     any Person who is designated by the
                     General Partners as Property Manager.
                          "Property  Management  Agreements" means those certain
                     agreements to be entered into by the Partnership and the Property Manager pursuant to which the Property Manager shall manage each of the Properties for a fee of 4.5% of the monthly gross operating revenues of the Properties, such fee to commence on the date following achievement of break even operations for a Property on an accrual basis (after giving effect to the management fee, debt service and other expenses of the Partnership) for a period of three consecutive months.
                          "Prospectus"   means  the   Partnership's   Prospectus
                     contained in the Registration  Statement filed on Form S-11
                     with  the  Securities  and  Exchange   Commission  for  the
                     registration of the Units under the Securities Act of 1933, in the final form in which it is filed with the Securities and Exchange Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933. Any reference herein to date of the Prospectus shall be deemed to refer to the "date of the Prospectus" in the form filed pursuant to Rule 424(b) of the Securities Act of 1933.
                          "Purchase Money Financing" means a purchase money note
                     or other form of installment sale obligation received by the Partnership pursuant to a Sale.
                          "Refinancing" means any refinancing of an indebtedness
                     of the Partnership secured by a Property.
                          "Sale"  means  any  transaction  entered  into  by the
                     Partnership  resulting  in the  receipt  of cash  or  other
                     consideration   (other   than  the   receipt   of   Capital
                     Contributions) not in the ordinary course of its business, including, without limitation, sales or exchanges or other dispositions of real or personal Partnership property, condemnations, recoveries of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds), but excepting any borrowing or mortgage financings or refinancings.
                           "Schedule" means Schedule A annexed hereto as amended
                      from time to time and as so amended at the time of reference thereto.
                           "Selling Agent" means Alex. Brown Realty  Securities,
                      Inc., an Affiliate of the Administrative General Partner, which will offer the Units on a best efforts basis pursuant to the Selling Agent Agreement.
                           "Selling Agent Agreement" means that certain
                      agreement to be entered into by the Partnership,
                      Alex. Brown Realty Securities, Inc., the Administrative General Partner, and the DevelopmentGeneral Partner, pursuant to which Alex. Brown Realty Securities, Inc. will offer and sell the Units on a best efforts basis.
                           "Selling Commissions" means the maximum total (or any
                      portion thereof) of 7.0% of the Gross Proceeds of the Offering paid to the Selling Agent or reallowed other soliciting dealers for their efforts in offering the Units. The 7.0% maximum Selling Commissions will be
                      reduced  for  volume   purchases   as   specified  in  the
                      Prospectus.
                           "Sponsor"  means any Person  directly  or  indirectly
                      instrumental  in  organizing,   wholly  or  in  part,  the
                      Partnership or who will manage or participate in the management of the Partnership, and any Affiliate of such Person, but does not include (a) any Person whose only relationship with the Partnership or the General Partner is that of an independent property manager whose only compensation from the Partnership is in the form of fees for the performance of property management services, or
                      (b) wholly-independent third parties such as attorneys, accountants and broker-dealers whose only compensation from the Partnership is for professional services rendered in connection with the Offering or the operations of the Partnership.
                           "Subordinated  Limited  Partner" means any Person who
                      is designated as a Subordinated Limited Partner on the books and records of the Partnership.
                           "Substitute Limited Partner" means any Unitholder who
                      has elected to convert from a Unitholder to a Limited Partner pursuant to Section 7.5 of this Agreement.
                           "Successor  General  Partner" means any Person who is
                      admitted as a Successor General Partner to the Partnership under the provisions of Article VI after the date of this Agreement.
                           "Tax  Matters   Partner"  means  the   Administrative
                      General Partner designated in Section 5.1 as the tax matters partner, as defined in Section 6231(a)(7) of the Code.
                           "Termination  Date of the  Offering"  means  the date
                      upon which the Offering will terminate, which, if not sooner terminated by the General Partners, will be one year from the date of the Prospectus.
                           "Unit" means (i) an Assignee  Unit  representing  the
                      assignment by the Assignor Limited Partner of one Assigned Limited Partnership Interest, and (ii) the Partnership Interest attributable to one Unit of any Unitholder who has become a Substitute Limited Partner pursuant to
                      Section 7.5 hereof.
                           "Unitholder"  means  (i)  any  Person  who  holds  an
                      Assignee Unit and is reflected as a Unitholder on the books and records of the Partnership, and (ii) any Unitholder who has been admitted to the Partnership as a Substitute Limited Partner pursuant to Section 7.5 hereof.
                           "U.S. Person" means a Person who is (i) an individual
                      who is either a United States citizen or a resident of the United States for federal income tax purposes, (ii) a corporation, partnership, or other legal entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) a corporation that is not created or organized in or under the laws of the United States or any political subdivision thereof but which has made an election under either Section 897(i) or
                      Section  897(k) of the Code to be  treated  as a  domestic
                      corporation   for  certain   purposes  of  federal  income
                      taxation, or (iv) an estate or trust whose income from sources without the United States is includable in its gross income for federal income tax purposes regardless of its connection with a trade or business carried on in the United States.
                          "Working  Capital  Reserves"  means,  initially,   the
                     portion of the Net Proceeds of the Offering set aside as working capital reserves pursuant to Section 3.3E, as increased or decreased from time to time at the discretion of the General Partners.


                                                                  ARTICLE II
                                           NAME; PURPOSE; TERM AND CERTIFICATE

                     Section 2.1 Name; Formation
                          The Partners hereby form the limited partnership to be
                     known as "Brown-Benchmark Properties Limited Partnership", and such name shall be used at all times in connection with the Partnership's business and affairs; provided, however, that the Partnership may use trade names in its business operations. The Partnership shall be governed by the Act.

                     Section 2.2 Place of Registered Office
                          The address of the  registered  office in the State of
                     Delaware of the Partnership is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801; the name of the registered agent for service of process on the Partnership in the State of Delaware at that address is The Corporation Trust Company. The Partnership's principal place of business is c/o Benchmark Equities, Inc., 630 Hay Avenue, Brookville, Ohio 45309, or such other place(s) as the General Partners may hereafter determine. Notification of any change in the location of the principal office shall be given to the Partners and Unitholders on or before the date of any such change.

                     Section 2.3 Purpose
                          The purpose of the  Partnership  is to  acquire,  own,
                     develop, maintain, finance, encumber, operate as a business, lease, sell, dispose of and otherwise deal with the Partnership Property, and to do all things necessary, convenient or incidental to the achievement of the foregoing.

                     Section 2.4 Term
                          The  Partnership  shall  continue  until  December 31,
                     2037,   unless  the  Partnership  is  sooner  dissolved  in
                     accordance with the provisions of this Agreement.

                     Section 2.5 Recording of Certificate
                          The General  Partners shall take all necessary  action
                     to maintain the Partnership in good standing as a limited partnership under the Act, including, without limitation, the filing of the Certificate and such amendments and further certificates as may be necessary under the Act and necessary to qualify the Partnership to do business in such states as the Partnership owns property. The General Partners shall not be required to send a copy of the Partnership's filed Certificate to each Partner and Unitholder.


                                                                  ARTICLE III
                                                             PARTNERS; CAPITAL

                     Section 3.1 General Partners; Assignor Limited Partner;
                    Subordinated Limited Partners
                          The name, address and Capital Contribution of each
                    General Partner, the Assignor Limited
                     Partner and the Subordinated Limited Partners are set forth on the Schedule. Upon the dissolution and termination of the Partnership, each General Partner, within 90 days after the fiscal year in which the dissolution of the Partnership occurs, shall make a Capital Contribution to the Partnership in an amount equal to the lesser of (i) the deficit balance, if any, in its Capital Account or (ii) its proportionate share of the excess of 2.02% of the Capital Contributions of the Unitholders and

                     Limited Partners (excluding the Assignor Limited Partner) over the Capital Contributions previously contributed by the General Partners.

                     Section 3.2 Unitholders
                          A. The  General  Partners  are  authorized  to  accept
                     orders for Units pursuant to the Offering if, after the acceptance of such orders, the Capital Contributions of the Unitholders are not less than the Minimum Offering Amount and not more than the Maximum Offering Amount; provided, however, that no order for Units sold as part of the
                     Offering shall be accepted after the Termination Date of the Offering.
                          B. All  orders  for  Units  shall be  received  by the
                     Partnership in trust and deposited in an escrow account with the Escrow Agent until the Minimum Offering Amount is received, at which time the Escrow Agent shall release the funds to the Assignor Limited Partner which shall immediately transmit such funds to the Partnership. Orders for Units prior to the receipt of the Minimum Offering Amount shall be accepted or rejected by the General Partners within 30 days after their receipt by the Escrow Agent. Upon accepting an order for a Unit by a Unitholder and release of a Unitholder's funds to the Partnership, an Assigned Limited Partnership Interest shall be credited to the Assignor Limited Partner on the books and records of the Partnership in respect of such Unit and the Assignor Limited Partner shall assign all of its rights with respect to such Assigned Limited Partnership Interest to the Unitholder to the extent permitted by, and in accordance with, the Agreement and applicable law. The Assignor Limited Partner hereby agrees to exercise any and all rights with respect to such Assigned Limited Partnership Interest as directed by the Unitholder. At such times as the General Partners deem practicable and as required by the Act, the Certificate and this Agreement shall be amended to reflect the ownership by the Assignor Limited Partner of Assigned Limited Partnership Interests in the amount of such purchased Units. Any interest earned on moneys paid by Unitholders during the period such moneys are held in escrow shall be paid to the Partnership following the release of orders and shall be distributed in accordance with Section 4.5A hereof. Persons whose orders for Units are rejected by the General Partners shall be returned their moneys (and interest earned thereon) forthwith after such rejection. If the Escrow Agent does not receive orders that are accepted by the General Partners equal to the Minimum Offering Amount on or before the Termination Date of the Offering, the Escrow Agent shall promptly return all moneys deposited by subscribers together with any interest earned on such moneys.

                     Section 3.3 Partnership Capital
                          A. Each Partner's and Unitholder's Capital Contribution shall be paid in cash on or prior to the date of such Partner's admission to the Partnership or the date of the recognition of the Unitholder on the books and records of the Partnership.
                          B. Except to the extent of any interest  income earned
                     on a Unitholder's Capital Contribution while it is held in escrow, and later distributed to such Unitholder pursuant to Section 4.5A, no Partner or Unitholder shall be paid interest on any Capital Contribution.
                          C. Except as otherwise provided in this Agreement,  no
                     Partner or Unitholder shall have the right to withdraw, or receive any return of, his Capital Contribution prior to December 31, 2037.
                          D. Under circumstances requiring a return of any
                    Capital  Contribution,  no  Partner  shall have the right to receive property other than cash.
                          E. The  Partnership  shall initially set aside Working
                     Capital Reserves for normal repairs, replacements, and contingencies in an amount equal to at least 4.0% of the Gross Proceeds of the Offering. If in any fiscal quarter, the General Partners determine that the Working Capital Reserves of the Partnership are in excess of the amount deemed sufficient in connection with the Partnership's operations and that such Working Capital Reserves may be reduced, the amount of such reduction may be distributed to the Partners and Unitholders as a portion of the Partnership's Net Cash Flow. If in any fiscal quarter, the General Partners determine that the Working Capital Reserves are insufficient in connection with the Partnership's operations and that such Working Capital Reserves shall be increased, the amount of such increase shall reduce Net Cash Flow. Upon the Sale or disposition of a Property, any Working Capital Reserves maintained for such Property may be distributed to Partners and Unitholders or applied as Working Capital Reserves for other Properties.

                      Section 3.4 Liability of Partners and Unitholders
                          A. Except as  provided in the Act, no Limited  Partner
                      or Unitholder will be personally liable for the debts, liabilities, contracts, or other obligations of the Partnership. Except as provided in the Act, no Limited Partner or Unitholder will have any liability in excess of the capital contributions made to the Partnership, and his share of the Partnership's assets and undistributed profits. In accordance with Section 17-608 of the Act, (i) if a Limited Partner or a Unitholder has received the return of any part of his Capital Contribution in violation of the Agreement or the Act, he shall be liable to the Partnership for a period of six years thereafter for the amount of the Capital Contribution wrongfully returned, (ii) if without violating this Agreement, a Limited Partner or a Unitholder receives a return of any part of his Capital Contribution, then he shall be liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge liabilities to creditors who extended credit to the Partnership during the period the Capital Contribution was held by the Partnership and (iii) a Limited Partner or Unitholder receives a return of his Capital Contribution to the extent that a distribution to him reduces his share of the fair market value of the assets of the Partnership below the agreed value of his Capital Contribution that has not been distributed to him.
                          B. Except as set forth in 3.4A, no Limited  Partner or
                      Unitholder shall be required to lend any funds to the Partnership or, after his Capital Contribution has been fully paid, to make any further capital contribution to the Partnership, nor shall any Limited Partner or Unitholder be liable for or have any obligation to restore any negative balance in his Capital Account.
                          C. Subject to the provisions of Section 5.9 of this Agreement, no General Partner shall have any personal liability for the repayment of the Capital Contribution or the Cumulative Return of any Limited Partner or Unitholder or be required to repay to the Partnership all or any portion of any negative balance of the Capital Accounts of the Limited Partners or the Unitholders.
     D. Neither the payments made by Benchmark Communities, Inc. or Daniel P. Riedel under the Cash Flow Deficit Guaranty Agreement nor the Deferred Land Payments ultimately to be received by Benchmark Homes, Inc. shall constitute a Capital Contribution of the Development General Partner or be credited to the Capital Account of the Development General Partner.

                                                                   ARTICLE IV
                                ALLOCATIONS, DISTRIBUTIONS AND APPLICABLE RULES

                      Section 4.1 Allocation of Profit or Loss from a Sale
                          A. Profit from any Sale (and Profit from any deemed Sale pursuant to Sections 4.4 or 4.5) shall be allocated in the following order of priority:
                               (i) First, if one or more Partners or Unitholders
                          has a negative balance in his Capital Account, to such Partners and Unitholders, in proportion to their negative Capital Accounts, until all such Capital Accounts have zero balances.
                               (ii) Second, any Profit not allocated pursuant to
                          Section 4.1A(l) shall be allocated to the Unitholders until the Capital Account of each Unitholder is equal to the sum of his Adjusted Capital Balance plus his unpaid Cumulative Return, if any.
                               (iii) Third, any remaining Profit shall be allocated 80% to the Unitholders, 14% to Bench- mark Communities, Inc., 4% to Realty Associates 1987 Limited Partnership, 1% to the Development General Partner and 1% to the Administrative General Partner.
                          B. Loss from any Sale (and Loss from any deemed Sale pursuant to Sections 4.4 and 4.5) shall be allocated in the following order of priority:

                            (i) First,  if one or more  Partners or  Unitholders
                       has a positive Capital Account, to such Partners or Unitholders, in proportion to their positive Capital Accounts, until all such positive Capital Accounts have zero balances.
                            (ii) Any remaining Loss shall be allocated as follows: 80% to the Unitholders, 14% to Benchmark Communities, Inc., 4% to Realty Associates 1987 Limited Partnership, 1% to the Development General Partner and 1% to the Administrative General Partner.

                 Section 4.2 Distribution of Net Proceeds of Sale or Refinancing
                       A. Upon the Refinancing of any Property or portion thereof, and upon a Sale that does not constitute a Sale of all or substantially all of the Properties, Net Proceeds from a Refinancing or Net Proceeds from a Sale, as the case may be, shall be distributed, credited and applied in the following order of priority:
                       (i) First, to Benchmark Homes, Inc. to pay the Deferred
                    Land Payment with respect to the
                      Property or Properties sold or refinanced.
                            (ii) Second, to Benchmark Communities, Inc. or
                         Daniel P. Riedel to repay any advances
                       under the Cash Flow Deficit Guaranty Agreement.
                            (iii)   Third,   to  the   Unitholders   until  each
                       Unitholder has received an amount equal to the sum of his Adjusted Capital Balance plus his unpaid Cumulative Return, if any.
                            (iv) Fourth,  any  remaining Net Proceeds of Sale or
                       Refinancing shall be distributed 80% to the Unitholders, 14% to Benchmark Communities, Inc., 4% to Realty Associates 1987 Limited Partnership, 1% to the Development General Partner and 1% to the Administrative General
                       Partner.
                       B. Upon the Sale of all or substantially all of the Properties, Net Proceeds from such Sale, if any, shall be distributed, credited and applied in the following order of priority:
                            (i) First, to Benchmark Homes, Inc. to pay the
                         Deferred Land Payments.
                            (ii) Second, to Benchmark Communities, Inc. or
                         Daniel P. Riedel to repay any advances
                       under the Cash Flow Deficit Guaranty Agreement.
                            (iii)  Third,  to the Partners  and  Unitholders  in
                       proportion to their positive Capital Accounts, after the allocation of Profit and Loss pursuant to Sections 4.1A and 4.1B, until all such Capital Accounts have been reduced to zero.

                  Section 4.3  Distribution  of Net Cash Flow and  Allocation of
                       Profit and Loss from Operations A. Net Cash Flow, if any, for each year shall be distributed and applied by the Partnership in the following order of priority:
                            (i) First, 98% to the Unitholders, 1% to the Development General Partner, and 1% to the Administrative General Partner, until each Unitholder has received an amount equal to 10% of his Adjusted Capital Balance.
                            (ii) Second, to Benchmark Communities, Inc. or
                       Daniel P. Riedel to repay any advances
                       under the Cash Flow Deficit Guaranty Agreement.
                            (iii) Third, 98% to the Unitholders, 1% to the Development General Partner and 1% to the Administrative General Partner. To the extent feasible, the General Partners will endeavor to distribute any Net Cash Flow on a quarterly basis.
                       B. For each  taxable  year,  Profit and Loss  (other than
                  Profit or Loss from a Sale) of the Partnership shall be allocated 98% to the Unitholders, 1% to the Administrative General Partner and 1% to the Development General Partner.

                         Section 4.4 Liquidation or Dissolution
                              A. If the  Partnership is liquidated or dissolved,
                         the net proceeds from such liquidation,  as provided in
                         Article VIII, shall be distributed first to creditors, including Partners who are creditors, to the extent otherwise permitted by law (whether by payment or by establishment of reserves), other than liabilities for distributions to Partners and Unitholders, and any remaining net proceeds shall be distributed in proportion to the Capital Accounts of the Partners and Unitholders, determined after the allocations in Sections 4.lA and 4.lB, unless applicable law shall otherwise require, in which event the allocations set forth in Sections 4.lA and 4.1B shall be modified to the extent necessary, but only to the extent necessary, to comply with such applicable law.
                              B. If the  election  is made,  pursuant to Section
                         8.2C, to distribute any of the Partnership Property to the Partners in kind such Partnership Property shall be applied, based upon fair market value, in the order of priority set forth in Section 4.4A, unless applicable law shall otherwise require, in which event the order of priority set forth in Section 4.4A shall be modified to the extent necessary, but only to the extent necessary, to comply with such applicable law. In this regard, all unsold Partnership Property shall first be valued, as provided in Section 4.5B, to determine the Profit or Loss that would have resulted from a Sale of such property, and, subject to the special rules of
                         Section 4.5, such Profit or Loss shall be allocated as provided in Section 4.1A and shall be properly credited or charged to the Capital Accounts of the Partners.
                              C. All distributions  under this Section 4.4 shall
                         be made by the end of the taxable year of liquidation of the Partnership or, within 90 days of the date of liquidation, whichever is later.

                         Section 4.5 General and Special Rules
                              A. Except as otherwise provided herein, the timing
                         and amount of all distributions shall be determined by the General Partners. No Partner shall have the right to demand and receive any distribution of property other than cash. Notwithstanding any other provision of this Agreement, the General Partners shall have authority to make the following distributions to certain of the Unitholders: First, if the Partnership has realized a savings on Selling Commissions payable by the Partnership with respect to the purchase of Units by a Unitholder of 4,000 or more Units (as more fully set forth in the Prospectus), the General Partners shall make a distribution to such Unitholder equal to the amount of such savings realized by the Partnership. Second, if any interest is earned on a
                         Unitholder's Capital Contribution while it is held in escrow pending recognition as a Unitholder under
                         Article VII, such interest shall be paid by the Partnership to such Unitholder and Profit attributable to such interest shall be allocated in the same manner.
                              B.  Subject  to all of the  special  rules of this
                         Section 4.5, if any Partnership property is distributed to the Partners in kind, such Partnership Property first shall be valued on the basis of the fair market value thereof to determine the Profit or Loss that would have resulted if such Partnership property had been sold, and then such Profit or Loss shall be allocated as provided in Section 4.1A, and shall be properly credited or charged to the Capital Accounts of the Partners in accordance with Treas. Reg. ss.1.704-1(b)(2)(iv)(e) or any successor provision thereto. Any Partner entitled to any interest in such assets shall receive such interest as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent appraiser who shall be selected by the General Partners.
                              C. Notwithstanding Sections 4.1 and 4.3 hereof, if
                         an allocation of Loss (or item thereof) to a Unitholder or Partner would cause or increase a deficit balance in his or its Capital Account in excess of: (i) in the case of a Unitholder or Partner other than a General Partner, his proportionate share of Minimum Gain, or
                         (ii) in the case of a General Partner, the sum of the amount which it is obligated to restore to the Partnership pursuant to Section 3.1 hereof and its proportionate share of Minimum Gain (in each case, such excess being referred to hereafter as the "Excess Deficit Balance"), then the allocation shall not be made to such Unitholder or Partner. Instead, such Loss (or deduction or item thereof) shall be allocated first to the Partners and Unitholders having positive Capital Accounts, in proportion to such positive Capital Accounts, until all such positive Capital Accounts have been reduced to zero, and any additional Loss (or deduction or item thereof) shall be allocated to the

                  Partners and Unitholders in accordance with the sharing arrangements set forth in this Article IV. The Partner or Partners having negative Capital Account balances resulting in whole or in part from allocations of Loss (or deduction or item thereto) attributable to nonrecourse debt that is secured by Partnership Property shall, to the extent possible, be allocated Profit (income, gain or item thereof) in an amount no less than the excess of the sum of such negative Capital Account balances over the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of such negative Capital Account balances. For purposes of making the determination set forth above, each Unitholder's and each Partner's Capital Account balance shall be reduced by reasonably expected allocations or adjustments of loss (or item thereof) including Loss from a Sale under Income Tax Regulation ss.ss.1.704-1(b)(2)(ii)(d)(4) and (5), and by reasonably expected distributions to the extent not offset by reasonably expected Capital Account increases ("Account Reduction Items"). For purposes of calculating reasonably expected Capital Account increases, the value of the Partnership's assets shall be presumed to be equal to their adjusted basis for federal income tax purposes.
                       D. Notwithstanding Sections 4.1 and 4.3 hereof, (i) if, in any fiscal year of the Partnership, an Account Reduction Item unexpectedly causes or increases a Unitholder's or Partner's Excess Deficit Balance, or (ii) if there is a net decrease in Minimum Gain during a taxable year, then all Unitholders or Partners with an Excess Deficit Balance at the end of such year shall be specially allocated Profit and, to the extent necessary, gross income (as defined in Section 61 of the Code) to the extent of such Excess Deficit Balances, in proportion to the Excess Deficit Balance of each Unitholder or Partner. Any remaining Profit or Loss, after adjustment has been made for allocation of income or gain pursuant to this
                  Section 4.5D, shall be allocated in accordance with Sections 4.1, 4.2 and 4.3 hereof. This Section 4.5D is intended to be a "qualified income offset" provision within the meaning of Income Tax Regulation ss.1.704-1(b)(2)(ii)(d), and the General Partners shall be authorized to interpret and apply this
                  Section 4.5D so as to satisfy the requirement of the regulations and any successor provision.
                       E. Any special allocations of Profit, Loss or gross income under Section 4.5D shall be taken into account in computing subsequent allocations of Profit or Loss, so that to the extent possible, the aggregate amounts of Profit or Loss allocated to each Partner or Unitholder will be equal to the aggregate amounts that would have been allocated to them in the absence of the unexpected Account Reduction Items.
                       F. For each fiscal  year,  all Profit and Loss  allocated
                  pursuant to Section 4.3 hereof to the Unitholders shall be allocated among the Persons that are recognized as Unitholders during such year by determining the Profit and Loss attributable to each month during such year and by allocating the amount of such Profit and Loss among Persons who are recognized as Unitholders on the books of the Partnership on the first business day of such month. The Profit or Loss attributable to each month of the fiscal year shall be determined by dividing the Profit or Loss for such year by 365, and then multiplying such per diem amount by the number of days in each month.
                       G. All Net Cash  Flow  distributable  to the  Unitholders
                  attributable to each month of a fiscal quarter, if any, pursuant to Section 4.3 hereof, shall be distributed among the Persons recognized as Unitholders on the books of the Partnership on the first business day of such month during the fiscal quarter. The Net Cash Flow attributable to each month of the fiscal quarter shall be determined by dividing the amount of Net Cash Flow for such quarter by the number of days in the quarter, and then multiplying such per diem amount by the number of days in each month.
                       H. Generally,  all Profit and Loss (other than Profit and
                  Loss from a Sale) shall be allocated, and Net Cash Flow shall be distributed, as the case may be, to the Persons recognized as Unitholders on the books of the Partnership on the first business day of the month, subject to the special rules set forth in this Section 4.5H. The Partnership shall adopt the "interim closing of the books" method of allocating Partnership Profit and Loss, in accordance with a "semi-monthly convention" with respect to the recognition of persons who become Unitholders pursuant to a closing of the sale of the Units under the Offering on or before the Termination Date of the Offering. Accordingly, if there is more than one closing of the sale of the Units under the Offering and pursuant to such closing(s), Unitholders are recognized on the books of the Partnership (i) prior to the sixteenth day of a calendar month, the Partnership will close its books as of the end
                        of the last day of the month prior to the month of recognition, and such Unitholders shall be treated as a Unitholder on the books of the Partnership on the first business day of the month of recognition; or (ii) on or after the sixteenth day of a calendar month, the Partnership will close its books as of the end of the fifteenth day of the month of recognition, and such Unitholders shall be treated as a Unitholder on the books of the Partnership on the sixteenth day of such month and thus be allocated Profit, Loss and Net Cash Flow with respect to the second half of such month.
                             I..  Except as provided in Section  4.5M,  for each
                        taxable year, all Profit or Loss  allocated  pursuant to
                        Section 4.1 hereof and all Net Proceeds of Sale or Refinancing, allocable or distributable with respect to any Unit which is transferred during a taxable year of the Partnership, shall be allocated or distributed, as the case may be, to the Persons recognized (in accordance with Section 7.4 hereof) as Unitholders as of the first business day of the month that includes the date on which the Sale or Refinancing occurs; provided, however, that all such Profit or Loss which is attributable to, and all Sale proceeds which represent, Net Proceeds from a Sale received by the Partnership as a result of an installment or other deferred Sale, shall be allocated or distributed, as the case may be, to the Persons recognized (in accordance with Section 7.4 hereof) as Unitholders as of the first business day of the month that includes the date on which the deferred Net Proceeds from a Sale are received by the Partnership, and the allocable cash basis items shall be allocated as required under Section 706(d) of the Code and the Income Tax Regulations thereunder.
                             J.  In the  event  that  any  Unitholder  fails  to
                        furnish to the General Partners evidence, in form and substance satisfactory to the General Partners, establishing that the General Partners have no obliga- t under Section 1445 of the Code with respect to such Unitholder to withhold and pay over an amount to the Internal Revenue Service, the General Partners may, in their sole discretion, withhold with respect to such Unitholder the amount they would be required to withhold pursuant to Section 1445 of the Code if such Unitholder were not a U.S. Person, and any amount so withheld shall be treated as a distribution under Sections 4.1, 4.2 or
                        4.3 of this Agreement, as the case may be, and shall reduce the amount otherwise distributable to such Unitholder thereunder. Alternatively, the General Partners may at their option loan the Unitholder an amount equal to the tax to be withheld (at an interest rate of 12%), such loan to be repaid by retaining such Unitholder's distributions.
                             K.  Notwithstanding  anything to the contrary  that
                        may be expressed or implied in this Agreement, if at any time the allocation provisions of this Article IV do not result in the allocation to the General Partners of an aggregate of at least 1% of the Profits or Loss being allocated, the General Partners in the aggregate, shall be allocated 1% thereof.
                             L. It is the intent of the  General  Partners  that
                        each Unitholder's and Partner's distributive share of Profit and Loss shall be determined and allocated in accordance with this Article IV to the fullest extent permitted by Sections 704(b) and 706 of the Code. Therefore, if the Partnership is advised that the allocations provided in Article IV of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners have been granted the power in Section 12.2.B hereof to amend the allocation provisions of this Agreement, on advice of the Accountants and the Partner- ship's legal counsel, to the minimum extent necessary to conform to Sections 704(b) and 706 of the Code the plan of allocations and distributions of Profit and Loss, Net Cash Flow and Net Proceeds of Sale or Refinancing provided in this Agreement.
                             M.  Notwithstanding  any other  provisions  of this
                        Agreement other than Section 4.5K to the contrary, "Interest Income" shall be allocated for federal income tax purposes, and "Interest Income Cash" shall be distributed, among the Unitholders and Partners as follows:
                                 (1)  Profit  or Loss from the Sale to which the
                             Interest  Income  relates shall be calculated as if
                             the   Partnership  had  made  an  election  out  of
                             installment sale treatment under Section 453 of the
                             Code,   and   such   Profit   or  Loss   shall   be
                             hypothetically  allocated among the Unitholders and
                             the Partners and hypothetically credited or charged
                             to their  Capital  Accounts  as provided in Section
                             4.1. The Capital  Accounts of the  Unitholders  and
                             the Partners, as hypothetically  adjusted, shall be
                             referred to as the "Hypothetical Capital Accounts."
                             The   Hypothetical   Capital   Accounts   shall  be
                             decreased from time to time by distributions to the
                             Unitholders and the Partners and shall be
                        adjusted from time to time as a result of any adjustment in the principal amount of the Purchase Money Financing (e.g., as a result of purchase price adjustments) to which the Interest Income relates. The Hypothetical Capital Accounts as so adjusted shall be referred to as the "Adjusted Hypothetical Capital Accounts."
                            (2) Interest  Income  shall be  allocated  among the
                        Unitholders and the Partners for federal income tax purposes in proportion to their Adjusted Hypothetical Capital Accounts and the Capital Accounts of the Unitholders and the Partners shall be increased accordingly.
                            (3) Interest Income Cash shall be distributed  among
                        the Unitholders and the Partners in the same proportion that Interest Income was allocated above for federal income tax purposes. Such distributions shall decrease the Capital Accounts of the Unitholders and the Partners accordingly.
                            (4)  The  foregoing  allocations  and  distributions
                        shall be made as of the last day of each taxable year of the Partnership during which the Partnership has Purchase Money Financing, based upon the per diem weighted average Adjusted Hypothetical Capital Accounts of the Unitholders and the Partners during each such taxable year. N. Notwithstanding any other provision of this Agreement, the General Partners may, after giving 90 days' prior Notification to the Unitholders, (i) adopt any other method for determining, in the event of transfers of Units, the Unitholders entitled to distributions of Net Cash Flow or Net Proceeds of Sale or Refinancing that the General Partners, in their sole discretion, determine is reasonable, and (ii) allocate Profit or Loss among the Unitholders during the taxable year in any other manner that the General Partners, in their sole discretion, determine satisfies the requirements of Section 706 of the Code. The taking of any action by the General Partners pursuant to this
                   Section 4.5N shall be deemed to effect an amendment to this Agreement and shall not require the consent of any Unitholder.
                       O. Allocations and distributions to Unitholders as a class shall be made to each Unitholder entitled to such allocation or distribution based upon the ratio of the number of Units owned by each such Unitholder to the number of Units owned by all Unitholders entitled to such allocation or distribution.


                                    ARTICLE V
                                          RIGHTS, POWERS AND DUTIES OF PARTNERS

                   Section 5.1 Management and Control of the Partnership; Tax
                    Matters Partner
                        A. Subject to the Consent of the Unitholders when
                    required by this Agreement, the General
                   Partners shall have the exclusive right to manage and control the business of the Partnership. Except as otherwise provided herein, decisions to be made by the General Partners shall be made by the joint agreement of the Administrative General Partner and the Development General Partner.
                        B. Except as otherwise provided herein, the Partnership
                   shall be bound by the signature of any General Partner.
                        C. No Limited Partner or Unitholder  (except one who may
                   also be a General Partner, and then only in his capacity as General Partner) shall have the right to participate in the control of the business of the Partnership, or have any authority or right to act for or bind the Partnership.
                        D.  The   Administrative   General   Partner  is  hereby
                   designated to serve as the Partnership's Tax Matters Partner and shall have all of the powers and responsibilities of such position as provided in Sections 6221 et seq. of the Code. All third party costs and expenses incurred by the Administrative General Partner in performing its duties as Tax Matters Partner shall be borne by the Partnership, as shall all expenses incurred by the Partnership and/or the Tax Matters Partner in connection with any tax audit or tax related administrative or judicial proceeding. Each Partner and Unitholder shall be responsible for all costs incurred by such Partner or Unitholder with respect to any tax audit or tax related administrative or judicial proceeding in connection with such Partner's or Unitholder's tax returns and all costs  incurred  by any such  Partner or
                        Unitholder  who   participates   in  any  tax  audit  or
                        tax-related  administrative or judicial proceeding of or
                        against the Partnership or any Partner. Each Partner and
                        Unitholder  hereby  (i)  expressly  authorizes  the  Tax
                        Matters  Partner to enter into any  settlement  with the
                        Internal Revenue Service with respect to any tax matter,
                        tax item, tax issue, tax audit, or judicial  proceeding,
                        which  settlement  shall be binding on all  Partners and
                        Unitholders; (ii) waives the right to participate in any
                        administrative  or judicial  proceeding in which the tax
                        treatment of any  Partnership  item is to be determined;
                        and (iii)  agrees to execute such  consents,  waivers or
                        other documents as the Tax Matters Partner may determine
                        are  necessary  to  accomplish  the  provisions  of this
                        Section  5.1D.  The Tax  Matters  Partner  shall have no
                        liability   to  any   Partner  or   Unitholder   or  the
                        Partnership, and shall be indemnified by the Partnership
                        to the  full  extent  provided  by  law,  for any act or
                        omission  performed or omitted by it within the scope of
                        the authority conferred on it by this Agreement,  except
                        for acts of negligence  or for damages  arising from any
                        misrepresentation  or breach of any other agreement with
                        the Partnership.  The liability and  indemnification  of
                        the Tax Matters  Partner shall be determined in the same
                        manner as is provided in Sections 5.9 and 5.10 hereof.
                             E. Anything herein to the contrary notwithstanding,
                        if any of the following events of default shall occur at
                        any time during the term hereof,  then,  until such time
                        as any such  events  shall  have been  cured  within any
                        applicable cure period,  all decisions to be made by the
                        General   Partners   shall   be  made   solely   by  the
                        Administrative General Partner, provided that such event
                        of default  shall not have been caused solely by any act
                        or omission of the Administrative General Partner:
                                 (i) a  material  event of  default  shall  have
                             occurred under any of the documents or instruments evidencing or securing the financing relating to the acquisition and development of the Properties and such default shall not have been cured within any applicable cure period;
                                 (ii) Benchmark Homes, Inc. shall be in material
                               default under any of the Land Acquisition
                             Agreements or Development Agreements, and such
                              default shall not have been cured within any
                             applicable cure period;
                                 (iii) Benchmark Communities, Inc. or Daniel P.
                               Riedel shall be in default under any of (a)
                             the Cash Flow Deficit Guaranty Agreement or (b) an0
                          Guaranty of Timely and Lien-Free
                             Completion and such default shall not have been
                         cured within any applicable cure period; or
                                 (iv) the Development  General Partner or any of
                             its Affiliates shall be in material default under any other agreement between or among the Development General Partner and/or any such Affiliate and the Partnership, and such default shall not have been cured within any applicable cure period.
                        If an event of default  described  above  shall not have
                        been cured  within the cure period  applicable  thereto,
                        then  (i) for a  period  of 45 days  the  Administrative
                        General  Partner  shall have the option to purchase  the
                        Partnership Interests of the Development General Partner
                        and  Benchmark  Communities,  Inc.  at a price  equal to
                        their initial Capital  Contributions as set forth on the
                        Schedule,   payable   in   cash   and   (ii)   Benchmark
                        Communities,   Inc.   will   cause   the   Partnership's
                        obligations to make the Deferred Land Payments to be forgiven by Benchmark Homes, Inc.

                        Section 5.2 Authority of General Partners
                             A. Except to the extent otherwise  provided herein,
                        including, without limitation, Sections 5.2C, 5.3A, 5.4 and 5.5, the General Partners for, and in the name of, and on behalf of, the Partnership are hereby authorized:
                                 (i) to enter into any kind of  activity  and to
                             perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the
                             Partnership, so long as said activities and contracts may be lawfully carried on or performed by a limited partnership under applicable laws and regulations;
                                 (ii) to engage Persons, including the Sponsors,
                             to provide services or goods to the Partnership, upon such terms as the General Partners deem fair and reasonable and in the best interest of the Partnership, provided, however, that, as to services or goods provided by a Sponsor, (a) the compensation for such services or goods must be comparable and competitive with that of any other Person who provides comparable services or goods and shall be on competitive terms, and, as to services under the
                        Development Agreements and with regard to obtaining Refinancing, will not exceed 90% of the competitive price that would be charged by non-affiliated persons or entities rendering similar services in the same or comparable geographic locations; (b) the compensation and other terms of such contracts shall be fully disclosed to the Unitholders in the reports of the Partnership, (c) the Sponsor must have been previously engaged in the business of providing such services or goods, independent of the Partnership and as an ongoing business, (d) all such transactions shall be embodied in a written contract that describes the services or goods to be provided and the compensation to be paid, which contract may only be modified by the Majority Vote of the Unitholders, and which contract shall permit termination without penalty on sixty (60) days notice, and (e) except for those services to be provided under agreements referred to in this Agreement or the
                        Prospectus, any services provided by a Sponsor will be provided only under extraordinary circumstances where services are not available elsewhere;
                            (iii) to acquire by lease or purchase, develop, own,
                        sell, convey, finance, improve, assign, mortgage, lease or exchange incident to a tax-free swap any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;
                            (iv) to develop, construct, maintain, finance, improve, own, grant options with respect to, sell, convey, assign, mortgage or lease any Partnership Property or any other real estate or personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;
                            (v) to execute  any and all  agreements,  contracts,
                        documents, certifications and instruments necessary or convenient in connection with the development, construction, management, maintenance and operation of any Partnership property, including without limitation, necessary easements to public or quasi-public bodies or public utilities;
                            (vi)  to  borrow   money  and  issue   evidences  of
                        indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by deed of trust, mortgage, security interest, pledge or other lien or encumbrance on any Property or any other assets of the Partnership and to borrow money on the general credit of the Partnership for use in the business of the Partnership and to take any action and enter into any agreement necessary or advisable in connection with such borrowing;
                            (vii) to  repay  in  whole  or in  part,  negotiate,
                        refinance, recast, increase, renew, modify or extend any secured, or other indebtedness affecting any Partnership Property and in connection therewith to execute any extensions, renewals or modifications of any evidences of indebtedness secured by deeds of trust, mortgages, security interests, pledges or other encumbrances covering any Partnership Property;
                            (viii) to engage a real estate  agent  (including  a
                        Sponsor) to sell any Partnership Property or portions thereof upon such terms and conditions as are deemed fair and reasonable by the General Partners and to be in the best interest of the Partnership, and to pay reasonable compensation for such services; provided, however, that any real estate commission paid shall not exceed six percent (6%) of the contract price for the Sale of any Partnership Property, and, in addition, if a Sponsor provides substantial services in such regard, the Sponsor may receive up to one-half of such real estate commission, not to exceed one and one-half percent (1.5%), the payment of which real estate commission to the Sponsor shall be subordinated to the payment to Unitholders of their Adjusted Capital Balance plus the unpaid portion, if any, of their Cumulative Return.
                            (ix) to recognize transferees of Units as Unitholders and to admit substitute Limited Partners in accordance with the terms described in the Prospectus and Article VII of this Agreement;
                            (x) to invest Working Capital  Reserves and, pending
                        the investment of the Partnership's assets in Properties, to invest the Partnership's assets (excluding Working Capital Reserves), in interest-bearing accounts and short-term investments, including obligations of federal, state and local governments and their agencies, mutual funds, regulated investment companies, commercial paper and certificates of deposit of federally-insured commercial banks, savings banks or savings and loan associations; provided, however, that such investments are short-term, highly-liquid and provide appropriate safety of principal;
                                  (xi) to purchase,  cancel or otherwise  retire
                             or dispose of the Partnership Interests or Units of any Partner or Unitholder according to the provisions of this Agreement;
                                  (xii) to execute  and  deliver  all  documents
                             necessary  or  appropriate  for the sale of  Units,
                             including the Prospectus and filings under the Securities Act of 1933 and any other federal and state laws relating to the sale of securities;
                                  (xiii)  to  require   Unitholders   to  become
                             Limited Partners (in which case the General Partners shall have the power to amend this Agreement without the Consent of the Unitholders) and to take such other action with respect to the manner in which Units are being or may be transferred  or  traded  as  may  be  necessary  or
                             appropriate to preserve the tax status of the Partnership as a partnership for federal income tax purposes and the tax treatment of the Unitholders as Partners;
                                  (xiv) to take such steps (including  amendment
                             of this Agreement) as the General Partners determine are advisable or necessary and will not result in any material adverse effect on the economic position of a majority in interest of the Unitholders with respect to the Partnership in order to preserve the tax status of the Partnership as a partnership for federal income tax purposes, including, without limitation, removing the Units from public trading markets and imposing restrictions on transfers of Units or Interests (provided such restrictions on transfers do not cause the Partnership's assets to be deemed "plan assets" within the meaning of ERISA);
                                  (xv) to  establish  and  maintain  the Working
                                  Capital  Reserves  described in Section  3.3E;
                                  (xvi)  to  pay  or  reimburse  any  reasonable
                                  out-of-pocket   expenses   incurred   by   any
                                  Affiliate of
                             the General Partners in connection with any report
                               pursuant to Section 10.3. No fee shall be paid
                             to any Affiliate in connection with any such
                              report; and
                                  (xvii)  after  obtaining  the  Consent  of the
                             Unitholders to the matters set forth in Sections 5.4A(xvii), 5.4A(xviii) or 5.4A(xix), to take any actions which they deem appropriate to facilitate the purposes described in such sections, including, without limitation, amendments to this Agreement to change the dates upon which transfers of Units will be recognized, and the General Partners shall give prior written notice to the Unitholders of any such amendment. B. Any person dealing with the Partnership or the General Partners may rely upon a certificate signed by any General Partner, as to:
                                  (i) the identity of any General Partner or any
                               Limited Partner;
                                  (ii) the  existence  or  non-existence  of any
                             fact or facts that constitute conditions precedent to acts by the General Partners or in any other
                             manner   are   germane   to  the   affairs  of  the
                             Partnership;
                                  (iii) the Persons who are authorized to
                              execute and deliver any instrument or document of
                             the Partnership; or
                                  (iv) any act or failure to act by the
                              Partnership or as to any other matter whatsoever
                             involving the Partnership or any Partner.
                             C. The  Administrative  General  Partner shall have
                         the sole authority and power, on behalf of the Partnership, subject to Section 5.3, to review, approve, terminate, modify, enforce, continue or otherwise deal, in good faith, with the Property Management Agreements, the Cash Flow Deficit Guaranty Agreement, the Guarantees of Timely and Lien-Free Completion, the Land Acquisition Agreements, the Development Agreements or any other agreements now or hereafter made between the Partnership and the Development General Partner or any Affiliate thereof.

                   Section 5.3 Authority of Limited Partners
                        A. By the Majority Vote of the Unitholders, the
                    Unitholders,  without  the  consent of the  GeneralPartners, may:
                            (i) amend the Partnership  Agreement;  provided that
                        such amendment (a) shall not in any manner allow the Unitholders to take part in the control of the Partnership's business in a manner which would subject them to liability as general partners under the Act or any other applicable law, and (b) shall not, without the consent of any General Partner affected, alter the rights, powers, or duties of the affected General Partner or its interest in Profit and Loss, Net Cash Flow, Net Proceeds of Sale or Refinancing, or alter any of the provisions of Section 8.2 hereof,
                            (ii) dissolve or terminate the Partnership prior to the expiration of its term; (iii) remove a General Partner and elect a new General Partner; (iv)
                            approve or disapprove of the Sale of all or substantially all of the Partnership's Proper-
                        ties; or
                            (v) terminate, upon 60 days notice, any contract
                         between the Partnership and any General
                        Partner or any Affiliate thereof.
                        B. Any action taken pursuant to Section 5.3A hereof
                              shall be void if any  Unitholder,  within  45 days
                   after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction or an opinion of counsel selected by the Majority Vote of the Unitholders on grounds that such action, if given effect, would have the prohibited effect referred to in Section 5.3A(i)(a) hereof.

                   Section 5.4 Restrictions on Authority
                        A. With respect to the Partnership and Partnership Property, the General Partners shall have no authority to perform any act in violation of any applicable laws or regulations thereunder, nor shall the General Partners as such, without the Consent of the Unitholders, have any authority:
                            (i) to voluntarily dissolve or terminate the
                         Partnership prior to the expiration of its term,
                        except for the acts listed in Section 8.1 hereof,
                            (ii) to  purchase  or  acquire  property  other than
                        personal property used in connection with the Properties or undertake construction of any properties other than the Properties (except as provided in the Prospectus);
                            (iii) except as permitted in this Agreement, to do
                         any act required to be approved by the
                        Unitholders under the Act;
                            (iv) to reinvest any Net Proceeds of Sale or
                         Refinancing, except in short-term securities
                        pursuant to Section 10.2B;
                            (v) except with respect to the Interim  Investments,
                        to invest in or underwrite securities of any type or kind for any purpose, or make investments other than in the Properties and the operations related and incidental thereto;
                         (vi) to do any act in contravention of this Agreement;
                            (vii) to do any act that would make it impossible to
                          carry on the ordinary business of the Partnership;
                          (viii) to confess a judgment against the Partnership;
                    (ix) to offer Interests or Units in exchange for property;
                           (x) to possess  the  Properties  or any  Partnership
                        Property related thereto, or assign the Partnership's rights in same, for other than the exclusive use of the Partnership;

                           (xi) to operate in such a manner as to be classified
                          as an "investment company" under the
                            meaning of the Investment Company Act of 1940;
                                  (xii) to purchase or lease any property from
                         or sell or lease property to the General Partners
                             or their Affiliates;
                                  (xiii) to admit a Person as a General Partner, except as provided in this Agreement; (xiv) to admit a Person as a Unitholder or Limited Partner, except as provided in this
                             Agreement;
                                  (xv) to sell all or substantially all of the
                              Properties;
                                  (xvi) to  create  or suffer to exist any lien,
                             security interest or other charge or encumbrance upon or with respect to any portion of the Properties if the sum of the principal amount of such debt and the principal amount of all other debts of the Partnership which are secured by all or part of the Partnership Property, would exceed
                             60%  of  the  fair  market  value  of  all  of  the
                             Partnership Property, as determined by an independent appraisal; provided, however, that the General Partners shall have the authority to create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to the Partnership Property with a debt in excess of such limitation, but not in excess of 75% of the fair market value of the Partnership Property, as determined by an independent appraiser, if the total Gross Proceeds upon the Termination Date exceeds the Minimum Offering Amount but are less than the Maximum Offering Amount;
                                  (xvii) to cause or  facilitate  the  merger or
                             consolidation of the Partnership with other partnerships, including, but not limited to, mergers or consolidations in which the Unitholders receive in exchange for their Units interests in the surviving entity, with the objective of listing the interests of the surviving entity on a national or regional securities exchange or NASDAQ;
                                  (xviii)  to list  the  Units  on a  securities
                             exchange or enable the Units to be traded in the over-the-counter market, or otherwise facilitate the establishment of a market for the trading of Units, or (except as set forth in Section 5.2A(xiv)) to withdraw the Units from such listing;
                                 (xix) to take such steps as the General
                         Partners determine are advisable or necessary to
                             restructure the Partnership and its activities in
                            order to enable the Partnership to qualify as a real
                        estate investment trust for federal income tax purposes.
                        B. The General Partners shall not take any action which,
                          for federal tax purposes, shall cause the
                        Partnership   to  terminate  or  to  be  treated  as  an
                         association taxable as a corporation.

                        Section 5.5 Authority of Partners and Affiliated Persons
                          to Deal with Partnership
                             A. The General Partners may, for, in the name of,
                          and on behalf of, the Partnership, acquire
                        property from, borrow money from, enter into agreements, contracts or the like (in addition to those set forth herein) with, or reimburse for reasonable out-of-pocket expenses incurred in connection with the preparation of reports by, any Sponsor in an independent capacity, as distinguished from such capacity (if any) as a Sponsor, as if such Sponsor were an independent contractor; provided, however, that any such agreement shall be subject to the conditions set forth in Section 5.2A(ii) herein.
                             B. Neither the General Partners nor any Affiliate
                         thereof shall have the authority:
                                  (i) to cause the Partnership to invest in any
                               program, partnership or other venture not
                             enumerated herein;
                                  (ii) to receive any compensation, fee or
                              expense not otherwise permitted to be paid to it
                            under the terms of this Agreement or the Prospectus;
                                  (iii) to cause the  Partnership to develop any
                             Property without first having obtained an appraisal with respect to the value thereof on an "as-built" basis, rendered by an independent appraiser who is a member of a nationally recognized society of appraisers, in which the "as-
                       built" appraised value equals or exceeds the purchase price of the Property paid with respect to such Property by the Partnership;
                            (iv) to commingle the  Partnership  funds with those
                       of any other person or entity, or to invest any of the Net Proceeds of the Offering in junior mortgages, junior deeds of trust or other similar obligations, except that funds of the Partnership may be temporarily retained by agents of the Partnership pursuant to contracts for the rendering of services to the Partnership by such agents or held in accounts established and maintained for the purpose of making the Interim Investments and/or computerized disbursements;
                            (v) to cause the Partnership to lend money or other
                       assets to the General Partners or any Affiliates thereof;
                            (vi) to grant to the General Partners or any
                       Affiliates thereof an exclusive listing for the Sale of Partnership assets, including the Properties; or
                            (vii) to receive any rebate or give-up, or to participate in any reciprocal business arrangement with any General Partner or an Affiliate thereof.

                  Section 5.6 Duties and Obligations of the General Partners
                       A. The General Partners shall take all action that may be
                  necessary or appropriate (i) for the continuation of the Partnership's existence as a limited partnership under the Act (and under the laws of each other jurisdiction in which such existence is necessary to protect the limited liability of the Unitholders and the Limited Partners or to enable the Partnership to conduct the business in which it is engaged), and (ii) for the acquisition, development, maintenance, preservation and operation of the Properties in accordance with the provisions of this Agreement and applicable laws and regulations (it being understood and agreed, however, that the provision of day-to-day property management services for specific Properties is not an obligation of the General Partners as general partners of the Partnership). The General Partners shall devote to the Partnership such time as may be necessary for the proper performance of their duties hereunder, but neither the General Partners nor any of their Affiliates shall be expected to devote their full time to the performance of such duties. The General Partners or their Affiliates may act as general or managing partners for other partnerships engaged in businesses similar to that conducted by the Partnership. Nothing herein shall limit the General Partners or their Affiliates from engaging in any such business activities, or any other activities which may be competitive with the Partnership, and the General Partners or their Affiliates shall not incur any obligation, fiduciary or otherwise, to disclose or offer any interest in such activities to any party hereto.

                       B. The General  Partners shall at all times conduct their
                  affairs, the affairs of all their Affiliates and the affairs of the Partnership in such a manner that no Limited Partner or Unitholder (except a Limited Partner or Unitholder who is also a General Partner) will have any personal liability for Partnership debts except as otherwise set forth herein and in the Prospectus.
                       C. The General  Partners  from time to time shall prepare
                  and file such certificates (or amendments thereto) and other similar documents as are required by the Act, and in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, any certificates and other documents required by the applicable statutes, rules or regulations of any such jurisdiction.
                       D. The  General  Partners  shall  prepare  or cause to be
                  prepared, and shall file, on or before the due date (or any extension thereof), any federal, state or local tax returns required to be filed by the Partnership. The General Partners shall cause the Partnership to pay any taxes payable by the Partnership to the extent same are not payable by any other party.
                       E. The General  Partners  shall obtain and keep in force,
                  or cause to be obtained and kept in force during the term hereof, fire and extended coverage, workmen's compensation, and public liability insurance in favor of the Partnership with such insurers and in such amounts as the General Partners deem advisable, but in amounts not less (and with deductible amounts not greater) than those customarily maintained with respect to apartment complexes comparable to the Properties.
                                                                     A-23

                             F. The General  Partners shall be under a fiduciary
                        duty to conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and use of all Partnership funds and assets, whether or not in the General Partners' possession or control, and the use thereof for the benefit of the Partnership. The General Partners shall not enter into any contract or agreement relieving them of their common law fiduciary duty. The General Partners shall at all times act in good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership. The General Partners shall treat the Unitholders as a group and shall not favor the interests of any particular Unitholder.
                             G. The General Partners shall cause the Partnership
                        to commit a percentage of the Gross Proceeds of the Offering to investment in Properties which is equal to the greater of: (i) 89.625% of the Gross Proceeds of the Offering reduced by.1625% for each 1% of financing of Properties owned by the Partnership; or (ii) 76.625% of the Gross Proceeds of the Offering. For the purpose of this Section 5.6G, the percent of financing of Properties owned by the Partnership shall be determined by dividing the amount of financing of the Properties by the purchase price of the Properties, excluding Front-End Fees. The proceeds of the Offering will be invested in Properties within two years of the Termination Date of the Offering.
                             H. Except for  payment of the Selling  Commissions,
                        the General Partners shall not directly or indirectly pay or award any commission or other compensation to any Person engaged by a potential Unitholder for investment advice as an inducement to such advisor to advise the purchase of Units.
                             I. On loans made available to the  Partnership by a
                        General Partner, the General Partner may not receive interest or similar charges or fees in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by the General Partner on a loan to the Partnership secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance.
                             J. The General Partners shall not reinvest Net Cash
                        Flow or Net Proceeds of Sale or Refinancing.

                        Section 5.7 Compensation of General Partners
                             Except as expressly  provided in Articles IV and IX
                        herein, the General Partners shall receive no fees, salaries, profits, distributions, reimbursement or other compensation for serving as General Partners.


                        Section 5.8 Other Businesses of Partners
                             Neither   the   Partnership   nor  any  Partner  or
                        Unitholder  shall  have any  rights or  obligations,  by
                        virtue of this Agreement, in or to any independent ventures of any nature or description, or the income or profits derived therefrom, in which a Partner or Unitholder may engage, including, without limitation, the ownership, operation, management, syndication and development of other real estate projects, even if in competition with the Properties.

                        Section 5.9 Liability of General Partners and Affiliates
                          to Limited Partners or Unitholders
                             The General Partners and the Affiliates of the
                         General Partners performing certain services on
                        behalf the Partnership shall not be liable, responsible, or accountable, in liabilities, damages or otherwise, to any Unitholder, Limited Partner or the Partnership for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained which arise out of any act or omission performed or omitted by them within the scope of the authority conferred on them by this Agreement, provided that the General Partners determine, in good faith, that such act or omission was in the best interests of the Partnership, except for acts of negligence or misconduct or for damages arising from any misrepresentation or breach of an agreement with the Partnership. The Partnership shall not incur the cost of that portion of any liability insurance which insures a General Partner or the Affiliates of the General Partners performing certain services on behalf of the Partnership against any liability as to which a General Partner or Affiliate may not be indemnified under Section 5.10 herein.

                      Section 5.10 Indemnification
                           A. The General  Partners  and the  Affiliates  of the
                      General Partners performing certain services on behalf the Partnership shall be indemnified to the full extent provided by law for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained by them which arise out of any act or omission performed or omitted by any or all of them within the scope of the authority conferred on them by this Agreement, if the General Partners determine, in good faith, that such act or omission was in the best interests of the Partnership and that such act or omission did not constitute negligence or misconduct or breach of any other agreement with the Partnership, provided that any indemnity under this Section shall be provided out of and to the extent of Partnership assets only, and no Unitholder or Limited Partner shall have any personal liability on account thereof.
                           B.   Notwithstanding   Section  5.10A,   the  General
                      Partners and the Affiliates of the General Partners performing certain services on behalf the Partnership and any person acting as a Broker-Dealer shall not be indemnified by the Partnership for any liability, loss or damage incurred by any or all of them in connection with
                      (i) any claim or settlement arising under federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving such securities laws violations as to the particular indemnities and the court approves indemnification of the litigation costs, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnities and the court approves indemnification of the litigation costs, or
                      (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, after being advised as to the current position of the Securities and Exchange Commission, the Massachusetts Securities Division, the California Commissioner of Corporations, the Pennsylvania Securities Commission, the Tennes- see Securities Commission and such other state securities administrators, as shall be required by such court, regarding indemnification for violations of securities law; or (ii) any liability imposed by law, including liability for negligence or misconduct.
                           C. For  purposes of Sections  5.9 and 5.10,  the term
                      "Affiliates" shall mean any person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by, or is under common control with a General Partner; or (ii) owns or controls 10% or more of the outstanding voting securities of a General Partner; or (iii) is an officer, director, partner or trustee of a General Partner; or (iv) if a General Partner is an officer, director, partner or trustee, is any company for which the General Partner acts in any such capacity.


                                                                     ARTICLE VI
                                TRANSFERABILITY OF A GENERAL PARTNER'S INTEREST

                      Section 6.1 Removal, Voluntary Retirement or Withdrawal of
                     a General Partner; Transfer of Interests
                           A. A General Partner may be removed in the manner
                    specified in Section 5.3A herein.
                           B. No General Partner may voluntarily withdraw or
                    retire from its position as a General Partner
                      of  the   Partnership   unless  another   General  Partner
                      (including any Additional or Successor General Partner admitted pursuant to Section 6.2) remains, and unless (i) counsel for the Partnership is of the opinion that such voluntary retirement or withdrawal from the Partnership will not cause the Partnership: (a) to be dissolved under the Act; (b) to be classified other than as a partnership for federal income tax purposes; or (c) to terminate for federal income tax purposes; and (ii) the approval of the remaining General Partner(s) and the Consent of the Unitholders to such voluntary retirement or withdrawal is obtained.
                           C. A  General  Partner  who  voluntarily  retires  or
                      withdraws  from  the  Partnership  in  violation  of  this
                      Section 6.1 shall be and remain liable to the Partnership and the Partners for damages resulting from the General Partner's breach of this Agreement, and, without limitation of remedies, the

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
                     Partnership may offset such damages against the amounts otherwise distributable to the retiring or withdrawing General Partner.
                          D. No  General  Partner  shall have the right to sell,
                     exchange, or otherwise dispose of all or any portion of its Interest unless the proposed assignee or transferee of all or a portion of the Interest of such General Partner is admitted as a Successor or Additional General Partner to the Partnership pursuant to the provisions of Section 6.2 prior to any such sale, exchange or other disposition.
                          E. The voluntary retirement or withdrawal of a General
                     Partner shall become effective only upon (i) receipt by the Partnership of the opinions of counsel referred to in
                     Section 6.1(B)(i); (ii) receipt by the Partnership of the approval and consent referred to in Section 6.1B(ii); and
                     (iii) the amendment of the Partnership's Certificate to reflect such withdrawal or retirement and its filing for recordation.

                     Section 6.2 Election and Admission of Successor or Additional General Partners
                          A. By the Majority Vote of the Unitholders, a
                         Successor General Partner may be elected to
                     replace a General Partner removed in the manner described in Section 5.3A herein.
                          B. Except as otherwise expressly provided herein, no
                         Person shall be admitted as a Successor or
                     Additional General Partner unless (i) counsel for the Partnership is of the opinion that the admission of such Successor or Additional General Partner will not cause the Partnership to be classified other than as a partnership for federal income tax purposes or cause the Partnership to terminate for federal income tax purposes; (ii) the consent of the then existing General Partner(s) is obtained; and
                     (iii) the Consent of the Unitholders to such admission has been obtained.
                          C. The admission of such Successor or Additional General Partner shall become effective upon (i) receipt by the Partnership of the opinion referred to in Section 6.2B(i); (ii) receipt by the Partnership of the consents referred to in Section 6.2B(ii) and (iii), if applicable; and (iii) the amendment of the Certificate to reflect the admission of the Successor or Additional General Partner and its filing for recordation.


                     Section 6.3 Events of Withdrawal of a General Partner
                          A. In addition to a voluntary  withdrawal of a General
                     Partner pursuant to Section 6.1E, a General Partner shall be deemed to withdraw (i) if the General Partner assigns all of his Interest in the Partnership, (ii) if the General Partner is removed pursuant to Section 5.3A; and (iii) upon the following acts or events: (a) if a natural person, upon his death or the entry by a court of competent jurisdiction that such General Partner is incompetent to manage his person or his property; (b) if a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; and (c) if a partnership, the dissolution and commencement of winding up of the General Partner. To the maximum extent permitted by the Act, no other act or event shall be deemed an event of withdrawal of a General Partner or serve to convert a General Partner to a Limited Partner.
                          B. In the event of the withdrawal of a General Partner
                     who is not then the sole General Partner, the remaining General Partner or General Partners may elect to continue the Partnership, and if such election is made, shall promptly give Notification of such event and shall make and file such amendments to the Certificate as are required by the Act to reflect the fact that the withdrawn General Partner has ceased to be a General Partner of the Partnership.
                          C. In the event of the withdrawal of a General Partner
                     and the remaining General Partner does not elect to continue the Partnership or in the event of the withdrawal of a sole General Partner, the withdrawn General Partner, or its successors, representatives, heirs or assigns shall promptly give Notification of such withdrawal to all remaining Partners and Unitholders. In such event, the Partnership shall be dissolved unless, within 90 days after the withdrawal of the General Partner, the Unitholders, by the Majority Vote of the Unitholders agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal of the sole General Partner, of one or more Additional General Partners. If the Unitholders elect to reconstitute the

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

                     Partnership  and  agree  to  admit  a  substitute   General
                     Partner, the relationship of the Unitholders and of substitute General Partner in the Partnership shall be governed by this Agreement.

                     Section 6.4 Liability of a Withdrawn General Partner
                         A. Any General Partner who withdraws from the Partnership shall be, and remain, liable for all obligations and liabilities incurred by it as General Partner prior to the time such withdrawal becomes effective. In addition, a General Partner who voluntarily withdraws in violation of this Agreement shall be subject to the liability described in Section 6.lC.
                         B. Upon the withdrawal of a General Partner, such General Partner shall immediately cease to be a General Partner, and, unless a Successor General Partner has acquired the Interest of the withdrawing General Partner pursuant to Section 6.5, the withdrawn General Partner's Interest shall be converted to a limited partner Interest of a new class. Such conversion shall not affect any rights or liabilities of the withdrawn General Partner, except that such General Partner shall no longer participate in the management of the Partnership.
                         C. The personal  representatives,  heirs, successors or
                     assigns of any General Partner who withdraws from the Partnership shall be, and remain, liable for all obligations and liabilities incurred by the General Partner prior to, or in connection with, its withdrawal.

                     Section 6.5. Valuation of Partnership Interest of General Partner.
                         Upon  the  voluntary  or  involuntary  withdrawal  of a
                     General  Partner,  the  Partnership or a Successor  General
                     Partner may purchase the Partnership Interest of the withdrawn General Partner at any time subsequent to withdrawal. The price of the withdrawn General Partner's Interest shall be determined by two (2) independent appraisers, one selected by the withdrawn General Partner and one selected by the remaining General Partner, or if none is remaining, by the Unitholders. If the two appraisers are unable to agree on the value of the General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The Partnership shall then pay the withdrawn General Partner the price of its Interest as a General Partner as so determined. If the withdrawal is involuntary, payment shall be made by delivery of a promissory note bearing interest payable semiannually at a floating rate of interest equal to the lowest rate permitted under the Code to avoid the imputation of interest income to the withdrawn General Partner, payable in five equal annual installments, the first installment to be paid as soon as practicable after the appraisal, and prepayable at any time. If the withdrawal is voluntary, payment shall be made by delivery of a promissory note bearing no interest, with principal payable only from distributions which the withdrawn General Partner would have received under this Agreement had the General Partner not withdrawn. Immediately upon receiving the note, the withdrawn General Partner shall cease to be a Partner of the Partnership for all purposes, except that the withdrawn General Partner shall continue to be subject to Section 6.4 hereunder. All amounts received pursuant to this Section 6.5 shall constitute complete and full discharge for all amounts owing to the withdrawn General Partner on account of its Interest in the Partnership.


                                                                 ARTICLE VII
                                  ASSIGNMENT OF ASSIGNEE UNITS TO UNITHOLDERS;
                         TRANSFERABILITY OF LIMITED PARTNER INTERESTS AND UNITS

                   Section 7.1. Assignment of the Assignee Units to Unitholders.
                         A. Pursuant to Sections 3.2 and 7.1C hereof, the Assignor Limited Partner shall assign to each Unitholder Assignee Units equal to the number of Units purchased by each Unitholder in the Offering.
                         B. Except as provided in Section 7.1.A above, the Assignor Limited Partner may not transfer or assign a Limited Partnership Interest without the prior written consent of the Administrative General Partner. The Assignor Limited Partner shall have no right to vote or consent with respect to Units owned by the Assignor Limited Partner for its own account and such Units shall not be considered outstanding Units for purposes of determining  whether the
                       Majority Vote of the Unitholders or the Consent of the Unitholders has occurred. The Assignor Limited Partner, by the execution of this Agreement, acknowledges and agrees that the Assignor Limited Partner's management will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Unitholders, whether or not in the Assignor Limited Partner management's possession or control, and that the management of the Assignor Limited Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Unitholder. The Assignor Limited Partner agrees not to contract away the fiduciary duty owed to the Unitholders by the Assignor Limited Partner's management under the common law of agency.
                           C. Except as set forth in Section 7.1G,  the Assignor
                       Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Unitholders all of the Assignor Limited Partner's rights and interest in and to the Assigned Limited Partnership Interests, as of the time that payment for such Assigned Limited Partnership Interests is received by the Partnership and such Assigned Limited Partnership Interests are credited to the Assignor Limited Partner on the books and records of the Partnership. The rights and interest so transferred and assigned shall include, without limitation, the following:
                                (i) all rights to receive distributions of
                    uninvested Capital Contributions pursuant to Sections 3.2 and 3.3;
                                (ii) all rights to receive cash distributions pursuant to Article IV; (iii) all rights in respect to allocations of Profit and Loss pursuant to Article IV; (iv) all other rights in respect of determinations of allocations and distributions pursuant to
                           Article IV;
                                (v) all rights to consent to the admission of
                         successor or additional General Partners pursu-
                           ant to Sections 6.1 and 6.2;
                                (vi) all rights to receive any proceeds of
                         liquidation of the Partnership pursuant to Section 8.2;
                                (vii) all rights to inspect books and records and to receive reports pursuant to Article X;
                                (viii) all voting rights, rights to attend or call meetings and other such rights; and (ix) all rights which the Limited Partners have, or may have in the future, under the Act.
                           D. The General  Partners,  by the  execution  of this
                       Agreement,  irrevocably  consent to and acknowledge  that
                       (i) the  foregoing  transfer and  assignment  pursuant to
                       Section 7.1 by the Assignor Limited Partner to the Unitholders of the Assignor Limited Partner's rights and interest in the Assigned Limited Partnership Interests is effective, and (ii) the Unitholders are intended to be and shall be third party beneficiaries of all rights and privileges of the Assignor Limited Partner in respect of the Assigned Limited Partnership Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Assignor Limited Partner's rights and privileges in respect of Assigned Limited Partnership Interests may be exercised by the Unitholders including, without limitation, those cited in Section 7.1.
                           E. In  accordance  with the transfer  and  assignment
                       described in Section 7.1, Unitholders shall have the same rights that the Limited Partners have under this Agreement and under the Act.
                           F. The General  Partners shall amend the  Certificate
                       to reflect the crediting of the Assignor Limited Partner with the Capital Contributions made by Unitholders on a monthly basis or at such other intervals as may be required by the Act.
                           G.  Notwithstanding  the  assignment  of the Assigned
                       Limited Partnership Interests referred to in this Section 7.1, the Assignor Limited Partner shall retain legal title to and be and remain a Limited Partner of the Partnership.

                      Section 7.2. Transferability of Units.
                          A. Units shall be freely transferable, except that the
                     General  Partners may prohibit any transfer  which does not comply with Section 7.2B.
                          B. Prior to the listing of the Units on a securities
                    exchange or on NASDAQ, a transfer of a Unit
                      shall be prohibited if any one of the following transfer
                    restrictions applies:
                               (i) No sale or  exchange  of any  Units  shall be
                          made if the Units sought to be sold or exchanged, when added to the total of all other Units sold or exchanged within a period of 12 consecutive months prior thereto, would, in the opinion of counsel for the Partnership, result in the Partnership being considered to have terminated within the meaning of
                          Section 708 of the Code. The General Partners shall give Notification to all Unitholders in the event that sales or exchanges should be suspended for this reason. All deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of the fiscal year beginning after the end of any such 12-month period, subject to the provisions of this Article VII.
                               (ii) No transfer or  assignment of any Unit shall
                          be made if a counsel for the Partnership is of the opinion that the particular transfer or assignment would be in violation of any federal or state securities laws (including any investment suitability standards) applicable to the Partnership or would cause the Partnership to be classified other than as a partnership for federal income tax purposes.
                               (iii) No transfer or assignment of Units shall be
                          made after which any transferor or trans- feree would hold (a) less than 200 Units, unless such transferor would own zero Units or (b) a number of Units not evenly divisible by four.
                               (iv) No transfer or  assignment of any Unit shall
                          be made if it would result in the assets of the Partnership being treated as "plan assets" or the transactions contemplated hereunder to be prohibited transactions under ERISA or the Code.
                               (v) No transfer or  assignment of a Unit shall be
                          made to a non-resident alien or a minor or incompetent (unless such transfer or assignment shall be made to a legal guardian on such person's behalf).
                         C. In order to record a trade on its books and records, the Partnership may require such evidence of transfer or assignment and authority of the transferor or assignor (including signature guarantees), an opinion of counsel to the effect that there has been no violation of federal or state securities laws in the assignment or transfer, and evidence of the transferee's suitability under state securities laws, as the General Partners may determine. The Administrative General Partner may charge a transfer fee (not to exceed $100) sufficient to cover all reasonable expenses connected with such transfer.
                          D. In no event  shall a  Unitholder  be  permitted  to
                      transfer a fraction of a Unit. Notwithstanding any other provision to the contrary, a Unitholder may not transfer a Unit to any Person treated as a foreign person under the Code.

                      Section 7.3. Death, Bankruptcy or Adjudication of
                         Incompetence of a Unitholder or a Limited Partner.
                          Upon the death of a Unitholder  or a Limited  Partner,
                      his executor, administrator, or trustee, or, if he is adjudicated incompetent or insane, his committee, guardian, or conservator, or, if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights of a Unitholder or a Limited Partner for the purpose of settling or managing his estate and shall have whatever power the deceased or incompetent Unitholder or Limited Partner possessed to assign all or any part of his Units or Interest. The death, dissolution, adjudication of incompetence, or bankruptcy of a Unitholder or a Limited Partner shall not dissolve the Partnership.

                     Section 7.4. Effective Date.
                         The  Partnership  shall  recognize the  transferee of a
                     Unit as a Unitholder on the Partnership's books and records on the first business day of the next calendar month after the month in which the Partnership receives all necessary documentation required to effect the transfer of his Units.

                     Section 7.5. Substitute Limited Partners.
                         Any Unitholder may elect to become a Substitute Limited
                     Partner upon (i) signing a counterpart of this Agreement and any other instrument or instruments deemed necessary by General Partners, including a Power of Attorney in favor of the General Partners as described in Section 12. l.A hereof, and (ii) paying all reasonable legal fees and filing costs in connection with his substitution as a Limited Partner. The Administrative General Partner may charge a conversion fee of $150. Unitholders who elect to become Substitute Limited Partners will receive one Limited Partnership Interest for each Unit they convert and will not be able to re-exchange their Limited Partnership Interests for Units. The Capital Account of the former Unitholder attributable to transferred Units shall be credited to the Capital Account of the Substitute Limited Partner.

                     Section 7.6 Retirement or Withdrawal of a Unitholder
                        A. No  Unitholder  shall  have the right to  voluntarily
                     retire or withdraw from the Partnership unless the General Partners shall have consented to such voluntary retirement or withdrawal by a Unitholder. Upon the retirement or withdrawal of a Unitholder: (i) the Interest of such retiring or withdrawing Unitholder shall thereafter belong to the Partnership; (ii) such retiring or withdrawing Unitholder shall not be entitled to receive distributions with respect to any periods after the time of such retirement of withdrawal; and (iii) such retiring or withdrawing Unitholder shall not be entitled to receive any amount for the fair value of his Units as of the date of his retirement or withdrawal, other than as agreed to by the General Partners and the withdrawing Unitholder. The General Partners shall not consent to the voluntary retirement or withdrawal of a Unitholder if the General Partners receive an opinion of counsel to the Partnership that such retirement or withdrawal would cause the Partnership to be classified other than as a partnership for federal income tax purposes, or cause the Partnership to terminate for federal income tax purposes.
                         B. At any time after the Termination Date of the Offering, the Partnership may, in response to the request of a Unitholder, repurchase any or all of the Units of such Unitholder upon mutually agreeable terms, provided that such repurchase does not materially impair the capital or operation of the Partnership. The determination to repurchase Units will be made in the sole discretion of the General Partners. The determination of the value of the repurchased Units will be based upon, among other factors, the current fair market value of the Properties and the Partnership Property, less all Partnership debts and obligations. The Partnership will not repurchase Units prior to the Termina- t Date of the Offering and is not obligated to repurchase Units at any time. Units acquired by the General Partners and their Affiliates or by the Assignor Limited Partner will not be eligible for repurchase by the Partnership. Units purchased by the Partnership during any month shall be deemed cancelled effective as of the first day of the month following the effective date of such purchase.

                                                               ARTICLE VIII
                    DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP

                     Section 8.1 Events Causing Dissolution
                         A. The Partnership shall dissolve and its affairs shall
                   be wound up upon the first to occur of the following events:
                             (i) the expiration of its term;
                             (ii) the withdrawal of a General Partner, unless
                         the Partnership is continued pursuant to Sections 6.3B or 6.3C;

                               (iii) the Sale of all or substantially all Partnership Property (excepting (a) a disposition thereof which, in the opinion of counsel to the Partnership, qualifies, in whole or in part, under
                          Section 1031 or Section 1033 of the Code or (b) a Sale in which the Partnership receives Purchase Money Financing, in which case the Partnership shall dissolve upon receipt of the final payment thereunder);
                               (iv) the election by the General Partners, with
                              the Consent of the Unitholders, to dissolve
                          the Partnership;
                               (v) by the Majority Vote of the Unitholders
                         pursuant to Section 5.3A to dissolve the
                          Partnership; or
                               (vi) the happening of any other event causing the
                          dissolution of the Partnership under
                          applicable law.
                          B. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution. A certificate of cancellation shall be filed under the Act upon the dissolution and the commencement of winding up of the Partnership; provided, however, that the Partnership shall not terminate until the Partnership Property has been distributed as provided in Section 8.2. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

                     Section 8.2 Liquidation
                          A. As soon as practical  after the  dissolution of the
                     Partnership, the General Partners, or if there are no General Partners, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall give Notification to all the Limited Partners and Unitholders of such fact and shall prepare a plan as to whether and in what manner the Partnership Property shall be liquidated. By the Majority Vote of the Unitholders, the assets of the Partnership, subject to its liabilities (and the establishment of reserves, if necessary, for such liabilities), may be transferred to a successor Entity, upon such terms and conditions as are then agreed upon.
                          B. Unless the Unitholders agree to transfer the assets
                     of the Partnership, subject to its liabilities, to a successor Entity pursuant to Section 8.2A, upon dissolution of the Partnership, the General Partners, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall liquidate the Partnership Property, and apply and distribute the proceeds thereof in accordance with Section 4.4. A Partner or an Affiliate of a Partner may purchase such assets with the Consent of the Unitholders.
                          C. Notwithstanding the provisions of Section 8.2B. in the event the General Partners, any Limited Partner, or the liquidating trustee under the Act, as the case may be, shall determine that an immediate sale of all or a portion of the Partnership Property would cause undue loss to the Partners and Unitholders, the General Partners, any Limited Partner, or the liquidating trusee under the Act, as the case may be, in order to avoid such loss, may, after having given Notification to all the Unitholders and Limited Partners, either defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership, or distribute the assets in kind to a liquidating trust to be held for the benefit of the Unitholders and Partners.

                     Section 8.3. Capital Contribution Upon Dissolution
                          Subject  to the  provisions  of  Section  5.9 of  this
                     Agreement, each Unitholder and Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution and shall have no recourse (upon dissolution or otherwise) against any Partner or Unitholder; provided, however, that upon the dissolution and termination of the Partnership, the General Partners will make the Capital Contributions referred to in Section 3.1. All amounts so contributed by the General Partners shall be distributed first to the Partnership's creditors entitled thereto, and the balance to the Unitholders and Partners in proportion to the positive balances in their Capital Accounts at the time of dissolution and termination of the Partnership.

                                                                   ARTICLE IX
                        CERTAIN PAYMENTS TO THE GENERAL PARTNERS AND AFFILIATES

                      Section 9.1 Reimbursement of Certain Costs and Expenses of
                     the General Partners and Affiliates
                           A. Subject to the provisions of Article V hereof, the
                     Partnership shall be permitted to reimburse
                      the General Partners for the actual cost to the General Partners or any of their Affiliates of the Partnership's operating expenses. In determining the actual cost to a General Partner or an Affiliate of a General Partner of goods and materials and administrative services, actual cost means the actual cost to a General Partner or an Affiliate of a General Partner of goods and materials used for or by the Partnership and obtained from entities not affiliated with a General Partner, and actual cost of administrative services means the pro rata cost of personnel as if such persons were employees of the Partnership. The cost for administrative services to be reimbursed to a General Partner or an Affiliate shall be at the lower of the General Partner's or Affiliate's actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. The General Partners shall use their best efforts to cause all of the Partnership's expenses to be billed directly to and paid by the Partnership to the extent practicable.
                           B. Subject to the foregoing,  the  Partnership  shall
                      pay all expenses (which expenses shall be billed directly to the Partnership) of the Partnership which may include but are not limited to: (a) all costs of personnel (excluding rent or depreciation, utilities, capital equipment, and other administrative items) employed full-or part-time by the Partnership and involved in the business of the Partnership and allocated pro rata to their administrative services performed on behalf of the Partnership, including Persons who may also be officers or employees of the General Partners or their Affiliates (other than Controlling Persons); (b) all costs of borrowed money, taxes and assessments on Properties and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest or Unit or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site property managers and other property management personnel (other than Controlling Persons and other officers of the General Partners or their Affiliates), real estate brokers, insurance brokers and other agents; (f) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, refinancing and operating of the Properties (including the costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such Properties); (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with Limited Partners and Unitholders, including the costs of printing and mailing to such Persons evidences of ownership of Interests or Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners and
                     Unitholders  for investor tax reporting or other  purposes, or which reports the General Partners deem the furnishing thereof to Limited Partners or Unitholders to be in the best interests of the Partnership; (j) accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the
                      Partnership; and (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, or other disposition of Properties or in connection with any meetings or votes if the Unitholders.
                           C. The Partnership shall reimburse the Property
                         Manager for all Marketing Expenses incurred
                      by the Property Manager, subject to a maximum of $100,000
                         per Property.
                           D. Notwithstanding any other provision of this
                         Agreement, no reimbursement shall be permit-
                      ted for services for which the General Partners are
                     entitled to compensation by way of a separate fee.

                     Section 9.2 Fees and Other Payments
                          A. The Partnership shall make the following payments
                         and pay the following fees to the General Partners and/or their Affiliates:
                              (i) to the Selling Agent, the Selling Commissions.
                              (ii) to the Administrative General Partner, the
                         Offering and Promotional Expenses Reimbursement Allowance.
                              (iii) to the Administrative General Partner, the
                         Organization and Start-Up Fee.
                              (iv) to Benchmark Homes,  Inc.,  payments pursuant
                         to the Land Acquisition Agreements and the Development Agreements.
                              (v) to the Property  Manager,  payments  under the
                          Property Management Agreements, provided that such payments do not exceed the lesser of (a) the fees which are competitive for similar services in the geographic area of the Property or (b) 5% of the gross revenues from the Property to which the Property Management Agreement relates, including leasing, re-leasing and leasing related services, and that included in the Property Management Fee are bookkeeping services and fees paid to non-related persons.
                              (vi) to the  Administrative  General Partner,  the
                          Development General Partner and/or their Affiliates, a fee for securing Refinancing, payable at the closing of any such financing, provided that the Development General Partner, the Administrative General Partner and/or their Affiliates actually render such services. Any fee paid will be reasonable and competitive with the services provided, and is not expected to exceed a total of 1% of the principal amount of the debt incurred. If both General Partners render services to secure Refinancing, the fee will be divided between them commensurate with actual services rendered.
                              (vii) to the Development General Partner, the Administrative General Partner and/or their Affiliates, real estate brokerage commissions, payable upon the Sale of any Property, provided that the Development General Partner, the Administrative General Partner and/or their Affiliates actually render real estate brokerage services in connection with such Sale. Any commissions paid to the General Partners or their Affiliates will be limited to a maximum of 1.5% of the contract price for the Sale of the Property, and will be subordinated to the payment to Unitholders of their Adjusted Capital Balance plus the unpaid portion, if any, of their Cumulative Return.

                          If more  than  one of the  General  Partners  or their
                     Affiliates is involved in rendering real estate brokerage services to the Partnership, the commission will be divided between them commensurate with actual services rendered.

                          B. The total of the fees owed to the General Partners
                     and their Affiliates, as set forth in
                     subsection A. (i), (ii) and (iii) above, shall in no event exceed 14.5% of the Gross Proceeds of the Offering.


                                                                   ARTICLE X
                                     BOOKS AND RECORDS; BANK ACCOUNTS; REPORTS

                     Section 10.1 Books and Records
                          A. Unless  otherwise  directed  by the  Administrative
                     General Partner, the books and records of the Partnership shall be maintained by the General Partners at the Partnership's principal place of business. In all cases, said books and records shall be available for examination and copying by any Limited Partner, Unitholder or his duly authorized representatives, for any purpose related to the Limited Partner's or Unitholder's interest as a Limited Partner or Unitholder, at the expense of such Limited Partner or Unitholder, at any and all reasonable times. The Partnership shall keep at its principal place of business, without limitation, the following records: true and full information regarding the status of the business and financial condition of the Partnership; promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year; a current list of the names and last known business, residence or mailing addresses of each Partner and Unitholder; a copy of this Agreement and the Certificate and all amendments thereto; and other information regarding the affairs of the Partnership as is just and reasonable.
                           B. The  Partnership  shall keep its books and records
                      in accordance with the accounting methods followed for federal income tax purposes, which shall reflect all Partnership transactions and shall be appropriate and adequate for the Partnership's business. The Partnership's taxable year shall be a calendar year.

                      Section 10.2 Bank Accounts
                           A. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership.
                           B. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partners shall determine, and withdrawals shall be made only in the regular course of Partnership business on the signature of a General Partner or such other signature or signatures as the General Partners may determine. All deposits and other funds may be deposited in interest bearing or non-interest bearing accounts guaranteed by federal authorities, invested in short-term United States Government or municipal obligations, or deposited with a banking institution selected by the General Partners.


                      Section 10.3 Reports
                           A. No later than 75 days after the end of each calendar year, the General Partners will furnish each Person who was a Unitholder or Limited Partner at any time during the fiscal year with all tax information relating to the Partnership's performance for the preceding calendar year that is required to be set forth in the Unitholder's and Limited Partner's federal and state income tax return.
                           B. Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Partnership, the General Partner will furnish to each Person who was a Unitholder or Limited Partner at any time during the fiscal quarter then ended, a report setting forth information with respect to the progress of the Partnership's business, which report shall include:
                               (i)   an   unaudited   balance   sheet   of   the
                               Partnership;   (ii)  an  unaudited  statement  of
                               income for the quarter;  (iii) an unaudited  cash
                               flow statement for the quarter; (iv) an unaudited
                               statement setting forth in
                         detail the services rendered to, and fees received
                           from, the Partnership by any Sponsor; and
                               (v) other pertinent information concerning the
                             Partnership and its activities during the quarter.
                           The various reports required pursuant to this Section
                         10.3.B may be sent earlier than or sepa-
                      rately from any of the other reports required pursuant to this Section 10.3.B, and the information required to be contained in any of the reports required pursuant to this
                      Section 10.3.B may be contained in more than one report.
                           C. Within 120 days after the end of each fiscal year,
                      the General Partners will furnish an annual report to each Person who was a Limited Partner or a Unitholder as of the last business day of the fiscal year then ended. Such annual report will include:
                               (i)  a  balance  sheet  as  of  the  end  of  the
                           Partnership's fiscal year, statements of income, Partners' equity and changes in financial position, which shall be prepared in accordance with
                          generally accepted accounting principles and
                         accompanied by an auditor's report containing an
                          opinion of an independent certified public accountant;
                               (ii)  the  breakdown  of  any  Partnership  costs
                          reimbursed to a Sponsor and a statement  setting forth
                          in detail the services  rendered to, and fees received
                          from, the Partnership by any Sponsor;
                               (iii) a cash flow statement; and
                               (iv) a report of the activities of the
                         Partnership during the fiscal year.
                          The annual report shall also set forth distributions
                         to the  Unitholders  for the period covered thereby and
                     shall separately identify distributions from (a) Net Cash Flow during the period, (b) Net Cash Flow during a prior period which had been held as reserves, (c) Net Proceeds of Sale or Refinancing, and (d) Working Capital Reserves.
                          D. Within 45 days after the end of each fiscal quarter
                     in which a Sale or Refinancing occurs, the General Partners shall send to each Person who was a Unitholder as of the close of business on the first business day of the month that includes the date of occurrence of the Sale or Refinancing, a report as to the nature of the Sale or Refinancing and as to the Profit or Loss arising from the Sale or Refinancing.
                          E. The General  Partners  will prepare and timely file
                     with appropriate federal and state regulatory authorities all reports required to be filed with such entities under then-applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory authorities. Upon request, copies of such reports will be furnished to any Unitholder or Limited Partner for any purpose reasonably related to the Unitholder's or Limited Partner's interest as a Unitholder or a Limited Partner. In the event that any regulatory authority promulgates rules or amendments thereto that would permit a reduction in any of the reporting requirements to which the Partnership is subject under this Agreement at the time of the execution hereof, the Partnership may cease to prepare and file any such reports in accordance with such rules or amendments.
                          F. The General Partner will maintain, (i) for a period
                     of at least four (4) years, a record of the information obtained to indicate that a Unitholder has met the suitability standards set forth in the Prospectus; and (ii) for a period of at least five (5) years, records of the appraisals made of the Properties, which appraisal records shall be available for inspection and copying by any Unitholder or Limited Partner for any purpose reasonably related to the Unitholder's or Limited Partner's interest as a Unitholder or a Limited Partner.


                     Section 10.4. Federal Tax Elections
                          The Partnership, in the sole discretion of the General
                     Partners, may make elections for federal tax purposes as follows:
                               (i)  In  case  of  a  transfer  of  a  Unit,  the
                          Partnership, in the sole discretion of the General Partners, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee of the Unit.
                               (ii) The General  Partners may elect  accelerated
                          depreciation methods under the Code, or may elect straight-line depreciation over a period as long as 45 years if, in their sole discretion, the determination of the percentage of tax-exempt Unitholders becomes too cumbersome.
                               (iii) All other  elections  required or permitted
                          to be made by the Partnership under the Code shall be made by the General Partners in such manner as will, in their sole opinion, be most advantageous to a majority of the Unitholders. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for real estate taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

                                                                   ARTICLE XI
                             MEETINGS OF UNITHOLDERS

                      Section 11.1. Calling Meetings
                          Meetings  of the  Unitholders  for any  purpose may be
                      called by any General Partner and shall be called by the General Partners upon receipt of a request in writing signed by Unitholders having in the aggregate more than 10% of the outstanding Units. Notice of any meeting shall be sent to the Unitholders within 10 days after receipt of such a request. The request shall state the purpose of the proposed meeting and the matters proposed to be acted upon. The meeting shall be held at the principal office of the Partnership, or at such other place in the continental United States as the General Partners shall designate.

                      Section 11.2 Notice; Procedure
                          Notice of any meeting shall be given either personally
                      or by certified mail, not less than 15 days nor more than 60 days before the date of the meeting, to each Unitholder at his record mailing address. The notice shall be in writing, and shall state the place, date, hour, and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partners or Unitholders calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the holders of more than 50% of the outstanding Units shall constitute a quorum at all meetings of the Unitholders; provided, however, that if there is no quorum present, holders of a majority in interest of the Unitholders present or represented may adjourn the meeting from time to time without further notice until a quorum is obtained. No notice of the time, place or purpose of any meeting of Unitholders need be given to any Unitholder who attends in person or is present by proxy (except when a Unitholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Unitholder entitled to notice who, in a writing executed and filed with the records of the meeting, either before or after the time of the meeting, waives the notice requirement.

                      Section 11.3 Right to Vote
                          For  the  purpose  of  determining   the   Unitholders
                      entitled to vote at any meeting of the Partnership, any General Partner or the Unitholders requesting the meeting may fix a date, in advance, as the record date for the determination of Unitholders entitled to vote. This date shall be not more than 50 days nor less than 10 days before any meeting.

                      Section 11.4 Proxies; Rules
                          Each Unitholder may authorize any person or persons to
                      act for him by proxy in all matters in which a Unitholder is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Unitholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be recoverable at the pleasure of the Unitholder executing it. At each meeting of Unitholders, the General Partners shall appoint officers and adopt rules as they deem appropriate for the conduct of the meeting.


                                                                  ARTICLE XII
                               GENERAL PROVISIONS

                      Section 12.1 Appointment of Administrative General Partner
                          as Attorney-in-Fact
                          A. Each Limited Partner and Unitholder hereunder
                      hereby irrevocably appoints and empowers the Administrative General Partner his attorney-in-fact to consent to or ratify any act listed in Subsections 5.4A(i) through (xix) of this Agreement after the Consent of the Unitholders thereto has been obtained, and to execute, acknowledge, swear to and deliver all agreements and instruments and file all documents requisite to carrying out the intentions and purposes contemplated in this Agreement, including, without limitation, the execution and delivery of this Agreement and all amendments hereto, the filing of all business certificates and necessary certificates of limited partnership and amendments thereto from time to time in accordance with all applicable laws and any certificates of cancellation. This power of attorney shall be deemed coupled with an interest, and shall not be affected by the subsequent disability or incapacity of the principal.
                      B. The appointment by all Limited Partners and Unitholders of the Administrative General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest and shall survive the assignment by any Limited Partners or Unitholders of the whole or any part of his Interests or Units in the Partnership.
                      C. The power of attorney granted by this Section 12.1
                    shall be governed by the laws of the State
                  of Delaware.

                  Section 12.2 Waiver of Partition
                      Each  Partner and  Unitholder,  on behalf of himself,  his successors, representatives, heirs and assigns hereby waives any right of partition or any right to take any other action which otherwise might be available to him for the purpose of severing his relationship with the Partnership or his interest in the assets held by the Partnership from the interest of the other Partners or Unitholders.

                  Section 12.3 Notification
                      Any Notification,  in order to be effective, shall be sent by registered or certified mail, postage prepaid, if to a Partner or Unitholder, to the address of the Partner or
                  Unitholder set forth in the books and records of the Partnership, and if to the Partnership, to the principal place of business of the Partnership set forth in Section 2.2 (unless Notification of a change of the principal office is given), the date of registry thereof or the date of the certification thereof being deemed the date of receipt of Notification; provided, however, that any written communication sent to a Partner or Unitholder or to the Partnership and actually received by such Person shall constitute Notification for all purposes of this Agreement.

                  Section 12.4 Word Meanings
                      In this  Agreement,  the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa, unless the context otherwise requires.

                  Section 12.5 Binding Provisions
                      The covenants  and  agreements  contained  herein shall be binding upon, and inure to the benefit of, the heirs, personal representatives, successors and assigns of the respective parties hereto.

                  Section 12.6 Applicable Law
                      This   Agreement   shall  be  construed  and  enforced  in
                  accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

                  Section 12.7 Counterparts
                      This   Agreement   may  be   executed  in  any  number  of
                  counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding upon the date hereof. Each Additional or Successor General Partner shall become a signatory hereof by signing such number of counterparts of this Agreement and such other instrument or instruments, and in such manner as the General Partners shall determine, and by so signing, shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement; provided, however, that no such counterpart shall be binding until it shall have been signed by the Administrative General Partner.

                           Section 12.8 Separability of Provisions
                               Each  provision  of  this   Agreement   shall  be
                           considered separable, and if for any reason any provision or provisions hereof are determined to be invalid or contrary to any existing or future law, such invalidly shall not impair the operation of or affect those portions of this Agreement which are valid.


                           Section 12.9 Paragraph Titles
                               Paragraph  titles  are for  descriptive  purposes
                           only and shall not control or alter the meaning of this Agreement as set forth in the text.

                           Section 12.10 Entire Agreement
                               This  Agreement  and the exhibits  and  documents
                           referred to herein constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

                           Section 12.11 Amendments
                               A. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partners with the Consent of the Unitholders; provided, however, that without the consent of the Partners or Unitholders to be adversely affected by the amendment, this Agreement may not be amended so as to
                           (i) convert a Unitholder's interest into a General Partner's interest; (ii) modify the limited liability of a Unitholder; (iii) alter the interest of a Partner or Unitholder in Net Cash Flow, Profit or Loss, or Net Proceeds of Sale or Refinancing; (iv) increase the amount of the Capital Contributions required to be paid by the Unitholders; or (v) extend the termination date specified in Section 2.4, except as provided in Section 12.11B.
                               B. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partners, without the consent of any of the Unitholders, (i) to add to the duties or obligations of the General Partners or surrender any right or power granted to the General Partners herein, for the benefit of the Unitholders; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to delete or add any provision of this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner or similar official and deemed by the commission, agency, commissioner, or official to be for the benefit or protection of the Unitholders;
                           (iv) to take any actions necessary to cause the assets of the Partnership to come within the exclusion from the definition of plan assets contained in Section 2550.40lb-1 of Title 29 of the Code of Federal Regulations; and (v) to give effect to any action permitted pursuant to Section 5.2; provided, however, that no amendment shall be adopted pursuant to this Section 12.2.B unless its adoption
                           (1) is for the benefit of or not adverse to the interests of the Unitholders; (2) is consistent with
                           Section 5.2; (3) does not affect the distribution of Net Cash Flow or Net Proceeds of Sale or Refinancing or the allocation of Profit or Loss among the Unitholders as a class and the General Partners as a class, except as provided in clause (y) below; and
                           (4) does not affect the limited liability of the Unitholders or the status of the Partnership as a partnership for federal income tax purposes. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement (x) prior to or in connection with the initial closing of the sale of Units pursuant to the Offering, so long as purchasers are given notice of the amendment prior to the closing, and (y) to amend provisions of
                           Article IV of this Agreement relating to the allocations of Profit or Loss and to distributions of Net Cash Flow or Net Proceeds of Sale or Refinancing among the Partners and Unitholders if the Partnership is advised at any time by the Partnership's Accountants and counsel that the allocations provided in Article IV of this Agreement are unlikely to be respected for federal income tax purposes. The General Partners are empowered to amend the distribution and allocation provisions of Article IV pursuant to Section 12.2B(y) to the minimum extent necessary in accordance with the advice of the Partnership's Accountants and counsel to effect the plan of distribution of Net Cash Flow and Net Proceeds of Sale or Refinancing, and, consistent therewith, the allocations of Profit and Loss provided in this Agreement. New allocations made by the General Partners in reliance upon the advice of the Partnership's Accountants and counsel shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Partnership and the Unitholders, and no such new allocations shall give rise to any claim or cause of action by any Unitholder. This Section 12.11 shall be subject to the provisions of Section 5.9 of this Agreement.
                      C. If this  Agreement  is amended as a result of adding or substituting a Limited Partner or increasing the investment of a Limited Partner, the amendment shall be signed by the General Partners and by the Person to be substituted or added, or the Limited Partner increasing his investment in the Partnership, and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Agreement is amended to reflect the designation of an additional General Partner, the amendment shall be signed by the other General Partner or General Partners and by the additional General Partner. If this Agreement is amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, the amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner or General Partners.
                       D. In making any amendments,  there shall be prepared and
                  filed for recordation by the General Partners all documents and certificates required to be prepared and filed under the Act and under the laws of the other jurisdictions under the laws of which the Partnership is then formed or qualified.
                       IN WITNESS  WHEREOF,  parties  hereto have  executed this
                  Agreement as of the 1st day of June, 1987.


                                GENERAL PARTNERS

ATTEST:                                                BENCHMARK EQUITIES, INC.,
                         the Development General Partner



 /s/   PENNY AKERS                  By: /s/     DANIEL P. RIEDEL (SEAL)
                                                Daniel P. Riedel, President


ATTEST:                                         BROWN-BENCHMARK AGP, INC.,
                                           the Administrative General Partner



/s/   PETER E. BANCROFT             By: /s/        JOHN M. PRUGH         (SEAL)
  Assistant Secretary                                John M. Prugh, President

                                            SUBORDINATED LIMITED PARTNERS

ATTEST:                                      BENCHMARK COMMUNITIES, INC.



/s/   PENNY AKERS                    By: /s/     DANIEL P. RIEDEL     (SEAL)
                                            Daniel P. Riedel, Chairman


WITNESS:                                     REALTY ASSOCIATES 1987
                                                   LIMITED PARTNERSHIP


                                      By: RESIDUAL INVESTMENT
                                             ASSOCIATES, A MARYLAND
                                                 LIMITED PARTNERSHIP,
                \                                    General Partner


                                      By: A.B. RESIDUAL, INC., General Partner




/s/  ELIZABETH G. WEBB                By: /s/      GEORGE H. WARNER    (SEAL)
                                             George H. Warner, Treasurer


                                               ASSIGNOR LIMITED PARTNER

ATTEST:                                      BROWN-BENCHMARK
                                HOLDING CO., INC.



/s/  PETER E. BANCROFT                By: /s/       JOHN M. PRUGH       (SEAL)
    Assistant Secretary                             John M. Prugh
                                                      President